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                                CREDIT AGREEMENT


                                    BETWEEN


                             ELTRAX SYSTEMS, INC.,
                 NORDATA, INC., FOUR CORNERS TECHNOLOGY, INC.,
            ENCORE SYSTEMS, INC., GLOBAL SYSTEMS AND SUPPORT, INC.,
                     FIVE STAR SYSTEMS, INC., AND  CERTAIN
                    BORROWING SUBSIDIARIES, AS THE BORROWERS


                                      AND


                STATE STREET BANK AND TRUST COMPANY, AS THE BANK


                                  DATED AS OF


                               SEPTEMBER 11, 1998

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                                CREDIT AGREEMENT

     This CREDIT AGREEMENT (this "Agreement") is made as of September 11, 1998, by and between ELTRAX SYSTEMS, INC., a Minnesota corporation ("Eltrax") having its principal place of business at 2000 Town Center, Suite 690, Southfield, Michigan 48075, NORDATA, INC., a California corporation ("Nordata"), having its principal place of business at 2000 Town Center, Suite 690, Southfield, Michigan 48075, FOUR CORNERS TECHNOLOGY, INC., an Arizona corporation ("Four Corners"), having its principal place of business at 7802 Gray Road, Suite 500, Scottsdale, Arizona 85260, ENCORE SYSTEMS, INC., a Georgia corporation ("Encore"), GLOBAL SYSTEMS AND SUPPORT, INC., a Georgia corporation ("GSS"), and FIVE STAR SYSTEMS, INC., a Georgia corporation ("Five Star"), each having its address at 900 Circle 75 Parkway, Suite 1700, Atlanta, Georgia 30339, and certain Borrowing Subsidiaries (as defined in Section 1 hereof), which may hereafter become parties hereto in accordance with the provisions of Section 6(u) hereof (Eltrax, Nordata, Four Corners, Encore, GSS, Five Star and the Borrowing Subsidiaries are each referred to individually as a "Borrower" and collectively as the "Borrowers"), and STATE STREET BANK AND TRUST COMPANY (the "Bank"), a Massachusetts trust company with its principal office at 225 Franklin Street, Boston, MA 02110. This Agreement constitutes an amendment and restatement of that certain Revolving Credit Agreement dated October 31, 1996, as the same may have been amended prior to the date hereof.

     WHEREAS, the Borrowers desire to obtain from the Bank a $6,000,000 secured revolving line of credit (the "Revolving Credit Loan") and a $4,000,000 secured term loan (the "Term Loan", and together with the Revolving Credit Loan, the "Loans"); and

     WHEREAS, the Bank is willing to make the Loans available to the Borrowers on the terms and conditions set forth herein;

    NOW, THEREFORE, the Borrowers, jointly and severally, and the Bank hereby agree as follows:

I.   DEFINITIONS:

     (a)  Certain capitalized terms are defined below:

          ACCOUNTANTS: PricewaterhouseCoopers, LLP, or another accounting firm of national reputation or other certified public accountants which may hereafter be selected by the Borrower and approved by the Bank.

          ACCOUNTS: All rights of the Borrower to any payment of money for services provided, goods sold or otherwise marketed by the Borrower, whether evidenced by or under or in respect of a contract or instrument, and to all proceeds in respect thereof.

          ACQUISITION: The acquisition by one or more Borrowers of any Person (whether by stock purchase, asset acquisition, merger or consolidation).

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          AFFILIATE:  Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

          APPLICABLE RATE: The applicable rate of interest as applied to a Libor Rate Loan or a Prime Rate Loan, as defined herein.

          BORROWER:  As defined in the Preamble to this Agreement.

          BORROWING BASE: An amount equal to the sum of (a) eighty percent (80%) of the Eligible Accounts, plus (b) the lesser of $2,000,000 or thirty percent (30%) of the Eligible Inventory.

          BORROWING BASE CERTIFICATE: The Borrowing Base Certificate in the form of EXHIBIT A hereto, appropriately completed by the Borrowers as of the applicable period.

          BORROWING SUBSIDIARIES: Any direct or indirect Subsidiaries of any Borrower or any Borrowing Subsidiary which hereafter becomes a party hereto in accordance with the provisions of Section 6(u) hereof.

          BUSINESS DAY: Any day on which banks in Boston, Massachusetts are open for business generally.

          CAPITAL EXPENDITURES: All acquisitions of machinery, equipment, land, leaseholds, buildings, leasehold improvements and all other expenditures for purposes which are considered to be fixed assets under GAAP.
 When a fixed asset is acquired by a lease which is required to be capitalized pursuant to GAAP, the amount required to be so capitalized shall be considered to be an expenditure in the year such asset is first leased.

          CAPITALIZED LEASES: In respect of any leases under which the Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the Borrower in accordance with GAAP.

          CHARTER DOCUMENTS: In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

          CLOSING DATE:  The first date on which the conditions set forth in
Section 5(a) have been satisfied and the Loans are made.

          COMMITMENT: The obligation of the Bank to make the Loans to the Borrowers up to an aggregate outstanding principal amount not to exceed the Commitment Amount.

          COMMITMENT AMOUNT:  $10,000,000.

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          COMMITMENT FEE:  See Section 2(d).

          COMPLIANCE CERTIFICATE: The Certificate in the form of EXHIBIT B hereto, appropriately completed by the Borrowers as of the applicable period.

          CONSENT:   In respect of any person or entity, any permit, license
or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

          CONSOLIDATED OR CONSOLIDATING: With reference to any term defined herein, shall mean that term as applied to the accounts of Eltrax and its Subsidiaries, consolidated or consolidating in accordance with GAAP.

          CONVERSION REQUEST:  See Section 2(c).

          DEFAULT: An event or act which, with the giving of notice and/or the lapse of time, would become an Event of Default.

          DRAWDOWN DATE: In respect of any Loan or advance, the date on which such Loan or advance is made to the Borrowers.

          EBITDA: For any period in respect of which the amount thereof shall be determined, the sum of (i) the Net Income or Net Loss of any Person for such period plus (ii) the aggregate amounts deducted by such Person in determining Net Income or Net Loss for such period in respect of (A) interest expense, (B) income taxes and (C) depreciation and amortization.

          ELIGIBLE ACCOUNTS: Each of the Accounts owing to any Borrower which meets the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

               (i) The original stated maturity of the Account is not more than sixty (60) days after the invoice date thereof, and the Account (regardless of its stated maturity date) does not remain unpaid more than sixty (60) days after such invoice date.

               (ii) The Account arose from the performance of services or an outright sale of goods by the Borrower, such goods have been shipped to the Account debtor, and the Borrower has possession of, or has delivered to Bank, shipping and delivery receipts evidencing such shipment.

               (iii) The Account is owned solely by the Borrower, and is not subject to any assignment, claim, lien, or security interest, other than a valid and duly perfected security interest and lien in favor of the Bank.

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               (iv)  The Account is not subject to set-off, credit, allowance or adjustment by the Account debtor, except discount allowed for prompt payment, and the Account debtor has not complained as to his liability thereon and has not returned any of the goods from the sale from which the Account arose.

               (v) The Account arose in the ordinary course of Borrower's business and did not arise from the performance of services or a sale of goods to a supplier or employee of any of the Borrower.

               (vi) No notice of bankruptcy or insolvency of the Account debtor has been received by or is known to the Borrower.

               (vii) The Borrower has pledged any instrument or chattel paper evidencing the Account to the Bank pursuant to the provisions of the Security Agreement.

               (viii) The Account does not result from goods being placed with the Account debtor by the Borrower on a trial basis.

               (ix) The Account is not a result of an inter-company transfer by the Borrower.

               (x) The Borrower does not owe any amounts to the Account debtor; to the extent that any amounts are so owed, the Accounts of such Account debtor in an amount equal to the amounts owed by the Borrower to the Account debtor shall be disqualified.

               (xi) The Bank has not notified the Borrower that the Bank has determined that an Account or Account debtor is unsatisfactory for credit reasons (which determination shall not be made unreasonably).

               (xii) The Account debtor is a person or entity located in the United States and the Account arose out of services rendered or goods delivered in the United States.

          ELIGIBLE INVENTORY: Inventory (i) which is owned, possessed and held for sale by any Borrower within the United States but not yet shipped to customers, (ii) as to which (with respect to Inventory located in the United States) a valid and perfected first-priority lien in favor of the Bank has been created and on which there is no other Lien, and (iii) which the Bank deems neither obsolete nor unmarketable.

          ENVIRONMENTAL LAWS: All federal, state, local and foreign laws, and all regulations, notices or demand letters issued, promulgated or entered thereunder, relating to pollution or protection of the environment and to occupational health and safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of

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pollutants, contaminants, chemicals, or Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or Hazardous Substances.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

          EVENT OF DEFAULT:  Any of the events listed in Section 7 hereof.

          EXCESS CASH FLOW: For any period, on a consolidated basis among the Borrowers and their Subsidiaries, Net Income plus depreciation and amortization, minus allowable capital expenditures not financed by a third party, minus scheduled payments of principal under the Term Loan for such period.

          FINANCIAL COVENANTS: The financial covenants set forth in Section 6(r) hereof.

          GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, generally, as in effect from time to time, and consistently applied.

          GOVERNMENTAL AUTHORITY: Any federal, state, municipal or other governmental department, commission, board, bureau, agency, court, tribunal or other instrumentality, domestic or foreign, and any arbitrator.

          GUARANTY: By any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guarantying any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

          HAZARDOUS SUBSTANCES: All hazardous and toxic substances, wastes or materials, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, asbestos, radioactive materials, biological substances, PCBS, pesticides, herbicides and any other kind and/or type of pollutants, or contaminants and/or any other similar substances or materials which, because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, are included under or regulated by any Environmental

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Laws.

          INDEBTEDNESS: Of any Person at any date shall mean, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (excluding current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, but including any class of capital stock of such Person with fixed payment obligations or with redemption at the option of the holder), or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under leases that should be treated as capitalized leases in accordance with GAAP, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and all reimbursement obligations (contingent or otherwise) of such Person in respect of any letters of credit issued for the account of such Person, and (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          INTEREST PAYMENT DATE: (i) As to any Prime Rate Loan, the last day of the calendar month which includes the Drawdown Date thereof; and (ii) as to any Libor Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

          INTEREST PERIOD:  With respect to each Loan,

               (i) Initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower at the time of the request for the Loan or in a Conversion Request (A) for any Prime Rate Loan, the last day of the calendar month; and (B) for any Libor Rate Loan, 1, 2, 3, 6 or 12 months; and

               (ii) Thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (A) if any Interest Period with respect to a Libor Rate Loan would otherwise end on a day that is not a Libor Business Day, that Interest Period shall be extended to the next succeeding Libor Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Libor Business Day;

                      (B) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

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                      (C) if the Borrower shall fail to give notice as
          provided in Section 2(c),the Borrower shall be deemed to have requested a conversion of the affected Libor Rate Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

                      (D) any Interest Period relating to any Libor Rate Loan that begins on the last Libor Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Libor Business Day of a calendar month; and

                      (E) any Interest Period relating to any Libor Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

          INVENTORY: All finished goods now owned or hereafter acquired by the Borrower, which are held for sale in the ordinary course of Borrowers' businesses.

          INVESTMENTS: With respect to any Person (the "Investor"), (i) any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise and (ii) any Guaranty by the Investor of any Indebtedness or other obligation of any other Person.

          LIBOR RATE:   The rate of interest obtained by dividing (i) the
quotation offered to the Bank in the London interbank market for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the portion of the Loans for which the Libor Rate is being determined with a maturity comparable to the Interest Period for which such Libor Rate will apply as of approximately noon (Boston time) three (3) Business Days prior to the commencement of such interest period by (ii) a percentage equal to 100% minus the Libor Reserve Rate.

          LIBOR RATE LOAN: All or any portion of the Term Loan bearing interest calculated by reference to the Libor Rate.

          LIBOR RESERVE RATE: For any day with respect to a Libor Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Libor Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Libor Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Reserve Rate.

          LIEN: Any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any


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kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lease that should be capitalized in accordance with GAAP, and the filing of a financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          LOAN DOCUMENTS: This Agreement, the Notes, the Security Documents, and all other agreements and instruments that are from time to time executed in connection with this Agreement, in each case as from time to time amended, modified, restated or supplemented.

          LOANS:  Collectively, the Revolving Credit Loans and the Term Loan.

          MATERIAL ADVERSE EFFECT: A material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of any Borrower or of the Borrowers taken as a whole, (ii) the ability of any Borrower to perform its Obligations to the Bank, under this Agreement, the Notes, any of the other Loan Documents, or any other agreement with the Bank, (iii) the validity or enforceability of this Agreement, the Revolving Credit Note, the Term Note or any of the other Loan Documents, or the rights or remedies of the Bank hereunder or thereunder, or (iv) the right of the Bank to enforce the payment of Accounts against Account debtors in any particular state.

          MATURITY DATE:  September 10, 2001.

          NET INCOME OR NET LOSS: For any period in respect of which the amount thereof shall be determined, shall mean the aggregate of the consolidated net income (or net loss) after taxes for such period (taken as a cumulative whole) of the Borrowers and their subsidiaries, determined in accordance with GAAP, exclusive of the write-up of any asset.

          NET WORTH: For any Person, on any measurement date, the difference between the Total Assets and Total Liabilities of such Person.

          NOTES: The Revolving Credit Note as described at Section 2(a)(iv) hereof, together with the Term Note as described as Section 2(b)(v) hereof.

          OBLIGATIONS: All indebtedness, obligations and liabilities of the Borrowers to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including, without limitation, all obligations of the Borrowers arising or incurred under this Agreement (as in effect prior to the date hereof, as of the date hereof and as it may be amended hereafter) or any other Loan Document or in respect of any of the Loans or any of the Notes or other instruments at any time evidencing any thereof.

          PBGC: The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.


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          PERSON:  Includes any individual, firm, corporation, trust or other unincorporated organization or association or other enterprise or any government or political subdivision, agency, department or instrumentality thereof.

          PRIME RATE: The annual rate of interest announced from time to time by the Bank at its principal office as the Bank's prime rate and as in effect from time to time.

          PRIME RATE LOAN: All or any portion of a Loan bearing interest calculated by reference to the Prime Rate.

          PURCHASE MONEY INDEBTEDNESS: Indebtedness incurred to finance the acquisition of assets or the cost of improvements on real property or leaseholds, in each case in an amount not in excess of the lesser of (i) the purchase price or acquisition cost of said assets or the cost of said improvements and (ii) the fair market value of said assets or said improvements on the date of acquisition of said assets or contract for said improvements.

          RECORD: The records, including computer records, maintained by the Bank with respect to any Loan referred to in any Note.

          REQUIREMENT OF LAW: In respect of any person or entity, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

          REVOLVER COMMITMENT AMOUNT:  $6,000,000.

          REVOLVING CREDIT COMMITMENT: The obligation of the Bank to make Revolving Credit Loans to the Borrowers up to an aggregate outstanding principal amount not to exceed the Revolver Commitment Amount.

          REVOLVING CREDIT FACILITY; See Section 2(a) hereof.

          REVOLVING CREDIT LOANS: The Revolving Credit Loans made or to be made by the Bank pursuant to the provisions of Section 2(a) hereof.

          SEC: The U.S. Securities and Exchange Commission.

          SECURITY DOCUMENTS: (i) the Security Agreement between each Borrower and the Bank substantially in the form of EXHIBIT C hereto including the Security Agreements executed as of the date hereof by Encore, GSS and Five Star, respectively, and executed as of October 31, 1996 by Eltrax and Nordata and as of July 31, 1997 by Four Corners, (ii) each Landlord's Consent and Waiver of Lien substantially in the form of EXHIBIT D hereto, (iii) that certain Collateral Assignment of Rights under Acquisition Agreement dated the date hereof, (iv) those certain Security Agreements (Trademarks) and Notices of Security Interest in Trademarks dated the date hereof, executed by Eltrax, Encore and Five Star, respectively, in favor of the Bank, (v) that certain Pledge Agreement dated the date hereof by Eltrax for the benefit of the Bank, and


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(vi) all documents and instruments required to be delivered pursuant to each of the foregoing, in each case as amended and in effect from time to time.

          STOCKHOLDER DISTRIBUTIONS: With respect to the Borrower or any Subsidiary thereof, (i) any dividend or other distribution on any shares of capital stock of any Borrower or their subsidiaries (except dividends payable solely in shares of capital stock or rights to acquire capital stock of any Borrower or any of its Subsidiaries, and dividends payable solely to any Borrower), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any shares of the capital stock of any Borrower or a Subsidiary thereof or (B) any option, warrant, convertible security or other right to acquire shares of the capital stock of any Borrower or a Subsidiary thereof, other than, in either case, payments made solely to any Borrower, and (iii) any required or optional payment of any principal of, or premium or interest on, or any required or optional purchase, redemption or other retirement or other acquisition of any Subordinated Indebtedness.

          SUBORDINATED INDEBTEDNESS: Indebtedness which is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Bank in writing.

          SUBSIDIARY: With respect to any Person, any corporation or other entity of which securities or other ownership interests have ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

          TERM LOAN FACILITY:  See Section 2(b) hereof.

          TERM LOAN: The term loan made or to be made by the Bank pursuant to the provisions of Section 2(b) hereof.

          TERM LOAN COMMITMENT AMOUNT:  $4,000,000.

          TOTAL ASSETS: The total of all assets of a Person which, in accordance with GAAP, would be included as assets on such Person's balance sheet.

          TOTAL LIABILITIES: The total of all liabilities and obligations of a Person, including all Indebtedness, whether current or long-term, which in accordance with GAAP would be included as liabilities on a balance sheet and also including Guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

          TYPE: As to the Term Loan, its nature as a Prime Rate Loan or a Libor Rate Loan.


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          WORKING CAPITAL:  For any Person, Current Assets minus Current
Liabilities.

     (b) ACCOUNTING TERMS. All accounting terms used and not defined in this Agreement, and all financial calculations hereunder, shall be construed and performed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

     2.   LOAN FACILITY.

     (a)  REVOLVING CREDIT FACILITY.

          (i) REVOLVING CREDIT LOANS. Upon the terms and subject to the conditions of this Agreement, the Bank agrees to lend to the Borrowers such sums that the Borrowers may request, from the date hereof until but not including the Maturity Date, provided that the sum of the outstanding principal amount of all Revolving Credit Loans (after giving effect to all amounts requested) shall not exceed the lesser of (i) the Borrowing Base and (ii) the Revolver Commitment Amount.

          (ii) INTEREST. Each Revolving Credit Loan shall bear interest at a per annum rate equal to the Prime Rate plus one percent (1.0%). Borrowers promise and agree to pay all accrued interest on each Revolving Credit Loan in arrears on each Interest Payment Date at the Applicable Rate for such Interest Period. Each change in such interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

          (iii) NOTICES. The Borrower shall notify the Bank in writing not later than 10:00 a.m. (Boston time) on the date of the Revolving Credit Loan being requested of the Drawdown Date (which must be a Business Day) and the principal amount of such Revolving Credit Loan. Subject to the foregoing, so long as the Revolving Credit Commitment is then in effect and the conditions set forth in Sections 5(a) and (b), as applicable, hereof have been met, the Bank shall advance the amount requested to Borrowers' account(s) at the Bank in immediately available funds not later than the close of business on such Drawdown Date.

          (iv) REVOLVING CREDIT NOTE. The Revolving Credit Loans shall be evidenced by an amended and restated promissory note of the Borrowers in substantially the form of EXHIBIT E hereto (the "Revolving Credit Note"), dated as of the date hereof and completed with appropriate insertions, which Revolving Credit Note shall be due and payable in full on the Maturity Date. The Borrowers irrevocably authorize the Bank to make or cause to be made, at the time of receipt of any advance on or payment of principal under the Revolving Credit Note, an appropriate notation on the Bank's Record reflecting the advance or receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so


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     recording, any such amount on the Bank's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Revolving Credit Note to make payments of principal of or interest on the Revolving Credit Note when due.

          (v) PAYMENT ON MATURITY DATE. The Borrowers hereby agree to pay the Bank on the Maturity Date the entire unpaid principal of and interest on all Revolving Credit Loans.

          (vi) PREPAYMENT AND REPAYMENT. On and subject to the payments of the amounts due, if any, under the provisions of Sections 2(c) and 2(k) of this Agreement, the Borrowers may repay or prepay the outstanding principal of all or any part of any Revolving Credit Loan, by 10:00 a.m. (Boston time) on any Business Day. The Borrowers shall be entitled to reborrow before the Maturity Date such repaid or prepaid amounts, upon the terms and subject to the conditions of this Agreement. Except as provided in Section 2(c)(iii) below, no repayment of principal under any Revolving Credit Loan shall cause Borrowers to incur any Prepayment Penalty, as defined herein. All payments in respect of any Revolving Credit Loans shall be applied first to accrued and unpaid interest on the Revolving Credit Loans and then to outstanding principal on such Revolving Credit Loans.

          (vii) EXCESS ADVANCES. If at any time the outstanding principal amount of the Revolving Credit Loans shall exceed the Borrowing Base, the Borrower shall immediately pay the amount of such excess to the Bank for application to the Revolving Credit Loans.

          (viii) USE OF PROCEEDS. The proceeds of the Revolving Credit Loans will be used to repay existing revolving credit loans made by the Bank, if any, and to provide working capital and funds for Acquisitions, to the extent permitted pursuant to Section 6(m) hereof, to the Borrowers. No part of such proceeds will be used for the purpose of purchasing or carrying any "margin securities" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

     (b)  TERM LOAN FACILITY.

          (i) AMOUNT OF TERM LOAN. Subject to the terms and conditions hereof, the Bank shall advance to Borrowers on the Closing Date, the Term Loan in an amount of Four Million Dollars ($4,000,000). Principal amounts prepaid or repaid under the Term Loan may not be reborrowed by the Borrowers.

          (ii) INTEREST. To the extent that for any Interest Period, the Term Loan is a Prime Rate Loan, the Term Loan shall bear interest during such Interest Period at the Prime Rate plus one and one-half percent (1.5%) per annum. Each change in such interest rate shall take effect simultaneously with the corresponding change in the Prime Rate. To the extent that for any Interest Period, the Term Loan is a Libor Rate Loan, the Term Loan shall bear interest during such Interest Period at a rate of 425 basis points


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

     above the Libor Rate determined for such Interest Period. The Borrower promises and agrees to pay interest on the Term Loan in arrears on the date provided in subsection (vi) below at the Applicable Rate for such Interest Period.

          (iii) CONVERSION. The Borrower may elect from time to time to convert the entire outstanding principal balance of the Term Loan to another Type, provided that (A) with respect to any such conversion from a Libor Rate Loan to a Prime Rate Loan, the Borrower shall give the Bank at least three (3) Business Days' prior written notice of such election (each a "Conversion Request"); and such conversion shall only be made on the last day of the Interest Period with respect thereto; and (B) with respect to such conversion from a Prime Rate Loan to a Libor Rate Loan, the Borrower shall give the Bank at least three (3) Business Days' prior written notice of such election and no Prime Rate Loan may be converted into a Libor Rate Loan when any Default or Event of Default has occurred and is continuing. Each Conversion Request relating to the conversion of a Prime Rate Loan to a Libor Rate Loan shall be irrevocable by the Borrower.

          (iv) CONTINUATION. Except as limited by the provisions of subsection (iii) above, a Loan of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in subsection
     (iii); PROVIDED that no Libor Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Bank active upon the Borrower's account have actual knowledge. In the event that the Borrowers do not notify the Bank of their election hereunder with respect to the Term Loan or portion thereof, such Loan or portion thereof shall be automatically converted to a Prime Rate Loan at the end of the applicable Interest Period.

          (v) AUTHORIZATION AND ISSUANCE OF TERM NOTE. The Term Loan shall be evidenced by a promissory note of the Borrowers in substantially the form of EXHIBIT F hereto (the "Term Note"), dated as of the date hereof and completed with appropriate insertions, which Term Note shall be due and payable in full on the Maturity Date. The Borrowers irrevocably authorize the Bank to make or cause to be made, at the time of receipt of any advance on or payment of principal under the Term Note, an appropriate notation on the Bank's Record reflecting the advance or receipt of such payment. The outstanding amount of the Term Loan set forth on the Bank's records shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Bank's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Term Note to make payments of principal of or interest on the Term Note when due.

          (vi) PAYMENT. Borrowers shall make monthly payments of principal of the Term Loan in the amount of $111,111 plus accrued interest thereon at the Applicable


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

     Rate commencing on the first day of the month following the Closing Date and continuing on the first day of each month thereafter until the Maturity Date. Borrowers shall also make annual prepayments of principal of the Term Loan within 120 days after the end of Borrowers' fiscal year equal to fifty percent (50%) of Excess Cash Flow for such fiscal year (each a "Mandatory Prepayment"). The making of any Mandatory Prepayment shall not cause Borrowers to incur any Prepayment Penalty, as defined herein. Each Mandatory Prepayment will be applied to scheduled payments under the Term Loan in inverse order of maturity. The entire remaining outstanding principal balance of the Term Loan, if any, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date. Principal amounts repaid under the Term Loan may not be reborrowed by Borrowers.

          (vii) PREPAYMENT AND REPAYMENT. Subject to the payments of the amounts due, if any, under the provisions of Sections 2(c) and 2(k) of this Agreement, the Borrowers may repay or prepay the outstanding principal of all or any part of the Term Loan, by 10:00 a.m. (Boston time) on any Business Day, in the case of a Prime Rate Loan, or upon written notice given by 10:00 a.m. (Boston time) at least three (3) Business Days, in the case of a Libor Rate Loan, prior to the date of such prepayment, of the amount to be prepaid and the date of such prepayment.

          (viii) USE OF PROCEEDS. The proceeds of the Term Loan will be used to provide working capital and funds for Acquisitions, to the extent permitted pursuant to Section 6(m) hereof, to the Borrowers. No part of such proceeds will be used for the purpose of purchasing or carrying any "margin securities" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

      (c) FEES AND PAYMENTS.

          (i) CLOSING FEE. Borrowers shall pay to the Bank a fee (the "Closing Fee") of $150,000 payable in monthly installments equal to one-half of one percent (0.5%) of the combined monthly net sales of the Borrowers for each month from and after January 1, 1999 until paid in full. The Closing Fee shall be paid monthly in arrears commencing on February 26, 1999 (for the month of January 1999) and thereafter on the last Business Day of each calendar month. Any unpaid balance of the Closing Fee shall be due and payable in full upon (i) acceleration of the Obligations following an Event of Default or (ii) prepayment in full of the Loans and termination of the Commitment pursuant to Section 2(k) of this Agreement.

          (ii) COMMITMENT FEE. At all times prior to termination of the Commitment, the Borrowers shall pay to the Bank, a fee (the "Commitment Fee") of one-quarter of one percent (0.25%) per annum of the difference between the amount of the Revolver Commitment Amount and the sum of the daily average principal amount of the Revolving Credit Loans outstanding from time to time. The Commitment Fee shall be calculated quarterly in arrears commencing on September 30, 1998 (for the period from the date hereof through September 30, 1998) and thereafter on the last day of each calendar quarter and on any other date the Commitment is terminated. The Commitment Fee shall be due and payable on the last day of each quarter.

          (iii) PREPAYMENT FEE. Borrowers shall pay the Bank a prepayment penalty (the "Prepayment Penalty"), payable in the event the Loans are prepaid for any reason, whether voluntarily, after an Event of Default, upon acceleration or otherwise (except as provided in the last paragraph of this subsection or as otherwise provided in this Credit Agreement), calculated as follows:

                 (A) If Borrowers make prepayment before the one (1) year anniversary of the Closing Date, the Prepayment Penalty shall be equal to two percent (2%) of the Commitment Amount.

                 (B)  If Borrowers make prepayment at any time during the six
          (6) month period beginning on the (1) year anniversary of the Closing Date, the Prepayment Penalty shall be equal to one percent (1%) of the Commitment Amount.

                 (C) If Borrowers make prepayment on the date eighteen (18) months after the Closing Date or at any time thereafter, there shall be no Prepayment Penalty.

     Notwithstanding anything to the contrary in this subsection (iii), there shall be no Prepayment Penalty: (x) on Mandatory Prepayments of the Term Loan, (y) on prepayments made entirely with funds generated from operations of the Borrowers and/or a public or private offering, rather than as a result of or with proceeds of any new indebtedness of the Borrowers to another bank or other institutional lender, or (z) if the Borrowers request the Bank to provide additional financing, the Bank declines to provide such financing and thereafter the Borrowers obtain such financing from another source and prepay the Loans in full with the proceeds thereof.

          (iv) PAYMENTS. All payments of principal, interest, Closing Fee, Commitment Fee, Prepayment Fee and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Bank at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, or at such other location that the Bank may from time to time designate, in each case in immediately available funds.

          (v) NO SET OFF, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposes, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

     (d) COMPUTATIONS. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Libor Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Bank's Record from time to time shall be considered correct and binding on the Borrowers unless within ten (10) Business Days after receipt by the Bank from the Borrowers of any notice of such outstanding amount, the Bank shall notify the Borrowers to the contrary.

     (e) INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to a Libor Rate Loan, the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the Libor Rate that would otherwise determine the rate of interest to be applicable to a Libor Rate Loan during any Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers) to the Borrowers. In such event (i) any Conversion Notice with respect to a Libor Rate Loan shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loans, (ii) each Libor Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Prime Rate Loan, and (iii) the obligations of the Bank to make Libor Rate Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrowers.

     (f) ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain Libor Rate Loans, the Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Bank to make Libor Rate Loans or convert Loans of another Type to Libor Rate Loans shall forthwith be suspended and (b) the Libor Rate Loans then outstanding shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such Libor Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay the Bank, upon demand by the Bank, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this
Section 2(f), including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its Libor Rate Loans hereunder.

     (g) ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority
(whether or not having the force of law), shall:

          (i) Subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Commitment or the Loans (other than taxes based upon or measured by the income or profits of the Bank); or

          (ii) Materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on any Loans or any other amounts payable to the Bank under this Agreement or the other Loan Documents; or

          (iii) Impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Bank; or

          (iv) Impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Commitment, or any class of loans or commitments of which any of the Loans or the Commitment forms a part; and the result of any of the foregoing is:

                 (A) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or the Commitment; or

                 (B) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of the Commitment or any of the Loans; or

                 (C) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum. The Bank shall use reasonable efforts to provide the Borrowers with prompt notice of any such additional amounts which are or will become due hereunder.

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

     (h) CAPITAL ADEQUACY. If any present or future law, governmental rule, regulation, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loan made or deemed to be made pursuant hereto, then the Bank may notify the Borrowers of such fact, and the Borrowers shall pay to the Bank from time to time on demand, as an additional fee payable hereunder, such amount as the Bank shall determine in good faith and certify in a notice to the Borrowers to be an amount that will adequately compensate the Bank in light of these circumstances for its increased costs of maintaining such capital. The Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     (i) CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section 2(g) or 2(h) and a brief explanation of such amounts which are due, submitted by the Bank to the Borrowers, shall be prima facie evidence that such amounts are due and owing.

     (j) INDEMNITY. The Borrowers agree to indemnify the Bank and to hold the Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Bank may sustain or incur as a consequence of: (i) default by the Borrowers in payment of the principal amount of or any interest on any Libor Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its Libor Rate Loans, (ii) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Conversion Request, or (iii) the making of any payment of a Libor Rate Loan or the making of any conversion of any such Libor Rate Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such Loans.

     (k) TERMINATION OF COMMITMENT. The Borrowers may elect to permanently terminate the Commitment upon written notice to the Bank given by 10:00 a.m. (Boston time) at least three (3) Business Days prior to the date of such termination, and by making on such termination date payment in full to the Bank of all amounts due and payable under and on account of the Obligations, including but not limited to all principal, accrued interest, accrued facility fees and any other amounts due hereunder including, but not limited to, amounts due under the provisions of Section 2(c) hereof. The Borrower shall not be entitled to reinstate the Commitment following such termination.

     (l) APPOINTMENT OF ELTRAX AS AGENT OF BORROWERS. Each of the Borrowers hereby authorizes and appoints Eltrax as its agent for purposes of giving and receiving all notices and making all borrowing requests, interest rate determinations, conversion requests, prepayment and repayments, and other actions on behalf of or required of the Borrowers under this Agreement, including, without limitation, with respect to all matters set forth in this
Section 2. The Bank may conclusively rely on all such requests, determinations and notifications made by Eltrax with respect to each of the Borrowers.

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

     3. INTEREST AFTER DEFAULT; LATE FEE. While an Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to two percent (2%) above the rate otherwise in effect for such amounts, until such amount is paid in full or (as the case may be) such Event of Default has been waived in writing by the Bank (after as well as before judgment).

     4. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. The Borrowers hereby represent, warrant and covenant to the Bank that:

     (a) CORPORATE EXISTENCE. Each Borrower and each of its Subsidiaries is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and is duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary, except where the failure to be licensed or to so qualify could not have a Material Adverse Effect. In addition, each Borrower and each of its Subsidiaries holds all licenses, permits and approvals from Governmental Authorities necessary or appropriate for the conduct of their businesses as currently conducted or currently contemplated to be conducted in the future. All such licenses, permits and approvals are in full force and effect and no action has been taken or threatened to be taken to dissolve, cancel or restrict any such license, permit or approval.

     (b) NO VIOLATION Neither the execution, delivery or performance of this Agreement or any other Loan Document, nor the consummation of the transactions herein or therein contemplated, will contravene any provision of law, statute, rule or regulation to which any Borrower or any of its Subsidiaries is subject or any judgment, decree, franchise, order, license or permit applicable to any Borrower or any of its Subsidiaries, or will conflict or will be inconsistent with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the lien created by the Security Documents) upon any of the property or assets of any Borrower or any of its Subsidiaries pursuant to the terms of any contractual obligation of any Borrower or any of its Subsidiaries, or violate any provision of the corporate charter or by-laws of the Borrower or any of its Subsidiaries.

     (c) CORPORATE AUTHORITY AND POWER. The execution, delivery and performance of this Agreement and the other Loan Documents are within the corporate powers of the Borrowers and have been duly authorized by all necessary corporate action.

     (d) ENFORCEABILITY. This Agreement and each other Loan Document constitutes a valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law.

     (e) GOVERNMENTAL APPROVALS. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance by the Borrowers of this Agreement or any other Loan Document, or the taking of any action contemplated hereby or thereby, except for the filing of UCC-1 financing statements in the appropriate Uniform Commercial Code filing offices.

     (f)  FINANCIAL STATEMENTS.

          (i) Eltrax has heretofore furnished, or will before the Closing Date furnish, the Bank with complete and correct copies of: (A) its audited consolidated balance sheet as of December 31, 1997, examined by the Accountants, and its unaudited consolidated balance sheet as of June 30, 1997 (the "Financial Statement Date"); (B) the related audited consolidated statements of income and of cash flows for the fiscal year of Eltrax ended on December 31, 1997, examined by the Accountants, and its unaudited consolidated statements of income and cash flows for the period ending on the Financial Statement Date; (C) the balance sheets as of December 31, 1997 and statements of income and cash flows for the period ending December 31, 1997, of Encore and GSS, respectively, reviewed by the accountants for such companies; and (D) the tax basis balance sheet and statement of income internally prepared by Five Star and dated December 31, 1997. Such financial statements (including in each case the related schedules and notes) fairly present the consolidated financial condition of the respective Borrowers as of the stated dates, and as applicable, the consolidated results of their operations and cash flows for the respective periods then ended.

          (ii) None of the Borrowers nor any of their Subsidiaries has any material liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments or any Guaranty, which are not disclosed by or included in the financial statements referred to above or in the notes thereto, and there are no unrealized or anticipated losses from any unfavorable commitments of the Borrowers or any of their Subsidiaries which may have a Material Adverse Effect. During the period from the Financial Statement Date to the date hereof: (x) there has been no sale, transfer or other disposition by the Borrowers or any of their Subsidiaries of any material part of their business or property and no purchase or other acquisition of any business or property (including any capital stock of any Person) material in relation to the consolidated financial condition of the Borrowers and their subsidiaries at the Financial Statement Date, other than the acquisition by Eltrax of all of the capital stock of Encore, GSS and Five Star, respectively; and (y) none of the Borrowers nor any of their Subsidiaries has made, or agreed or committed itself to make any Stockholder Distribution.

          (iii) All financial statements (including in each case the related schedules and notes) referred to above, except for the Five Star statements prepared on a tax basis, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Accountants and as disclosed therein).

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

     (g) NO CHANGE. Since the Financial Statement Date there has been no development or event, nor any prospective development or event, which has had or could have a Material Adverse Effect.

     (h) LITIGATION. There are no actions, suits or proceedings pending or threatened against or affecting the Borrowers or any of their Subsidiaries before any Governmental Authority, which in any one case or in the aggregate, if determined adversely to any interests of the Borrower or any Subsidiary, would have a Material Adverse Effect.

     (i)  COMPLIANCE WITH OTHER INSTRUMENTS; COMPLIANCE WITH LAW.

          (i) None of the Borrowers nor any of their Subsidiaries is in default under (A) any contractual obligation, where such default could have a Material Adverse Effect, or (B) the terms of any agreements relating to any Indebtedness of any Borrower or any such Subsidiary.

          (ii) None of the Borrowers nor any of their Subsidiaries is in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Borrowers or any of their Subsidiaries which could have a Material Adverse Effect.

     (j)  SUBSIDIARIES.   Except as set forth on Schedule 4(j) hereto, no
Borrower has any Subsidiaries on the date hereof.

     (k) SUBSIDIARY TRANSACTIONS. Except as set forth on Schedule 4(k) hereto, no Subsidiary of any Borrower engages, directly or indirectly in any transaction with any Affiliate of that Borrower.

     (l) INVESTMENT COMPANY STATUS; LIMITS ON ABILITY TO INCUR INDEBTEDNESS. None of the Borrowers nor any of their Subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

     (m) TITLE TO PROPERTY. Each Borrower and each of its Subsidiaries has good and marketable title to all of its properties and assets, in each case including the properties and assets reflected in the consolidated balance sheet of the Borrowers as of the Financial Statement Date, except properties and assets disposed of since that date in the ordinary course of business, and none of such properties or assets is subject to (i) any Lien except for Liens described on Schedule 6(p) hereof, or (ii) a defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. Each Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair such properties or assets. All such leases are valid and subsisting and are in full force and effect.

     (n) ERISA PLANS. Each of the Borrowers has provided the Bank with a list of each "employee benefit plan," "employee pension benefit plan," "defined benefit plan," or multiemployer plan," which any Borrower or any Subsidiary thereof has established or maintained or to which any Borrower or any of its Subsidiaries is required to contribute (collectively, the "Plans"). Each such Plan is in compliance in all material respects with all applicable provisions of ERISA and the Code, and the rules and regulations thereunder, except where failure to so comply would not have a Material Adverse Effect. There have been no "prohibited transactions" under ERISA with respect to the Plans which would result in any material liability to any Borrower or any Subsidiary thereof under ERISA or the Code. As used in the Loan Documents, the terms "employee benefit plan," "employee pension benefit plan," "defined benefit plan," and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA. None of the Borrowers nor any Subsidiaries thereof has incurred any material "accumulated funding deficiency" within the meaning of ERISA or incurred any material liability to the PBGC in connection with a Plan (or other class of benefit which the PBGC has elected to insure) established or maintained by any of the Borrowers or any Subsidiary thereof.

     (o) TAXES. Except as set forth on Schedule 4(o) hereto, all tax returns of the Borrowers and their Subsidiaries required to be filed have been filed, all taxes, fees and other governmental charges (other than those being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and, in the case of ad Valorem taxes or betterment assessments, no proceedings to foreclose any lien with respect thereto have been commenced and, in all other cases, no notice of lien has been filed or other action taken to perfect or enforce such lien) shown thereon which are payable have been paid. The charges and reserves on the books of the Borrowers and their Subsidiaries in respect of all income and other taxes are adequate, and the Borrower knows of no additional assessment or any basis therefor. The Federal income tax returns of the Borrowers and their Subsidiaries have not been audited within the last three years, all prior audits have been closed, and there are no unpaid assessments, penalties or other charges arising from such prior audits.

     (p)  ENVIRONMENTAL MATTERS.

          (i) The Borrowers and each of their Subsidiaries have obtained all Governmental Approvals that are required with respect to the operation of their business under any Environmental Law.

          (ii) The Borrowers and each of their Subsidiaries are in compliance with all terms and conditions of all required Governmental Approvals and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws.

          (iii) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against any Borrower or any Subsidiary thereof relating in any way to the Environmental Laws, and there is no Lien of any private entity or Governmental Authority against any property of any Borrower or any Subsidiary thereof relating in any way to the Environmental Laws.

          (iv) There has been no claim, complaint, notice, or request for information-nation received by any Borrower or any of its Subsidiaries with respect to any site listed on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 USC 9601 et seq. or any state list of sites requiring investigation or cleanup with respect to contamination by Hazardous Substances.

          (v) To the best of the Borrowers' knowledge, after reasonable investigation, there has been no release or threat of release of any Hazardous Substance at any property owned or leased or occupied by any Borrower or any of its Subsidiaries which would likely result in liability being imposed upon such Borrower or such Subsidiary thereof.

     (q) SOLVENCY. Each of the Borrowers other than Nordata, Inc. has assets (both tangible and intangible) having a fair saleable value in excess of the amount required to pay the probable liability on its respective existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); each of the Borrowers other than Nordata, Inc. has access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature; and none of the Borrowers other than Nordata, Inc. is insolvent nor was it insolvent, immediately prior to the initial consummation of the Loans.

     5.   CONDITIONS PRECEDENT.

     (a) CONDITIONS TO THE LOANS. The obligations of the Bank to make the Term Loan and the first Revolving Credit Loan are subject to the satisfaction of all of the following conditions:

          (i) LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Bank. The Bank shall have received a fully executed copy of each such document.

          (ii) CERTIFIED COPIES OF ORGANIZATION DOCUMENTS. The Bank shall have received from each Borrower a copy, certified as of a recent date by the appropriate officer of the state in which each Borrower is organized to be true and complete, of the corporate charter and any other organization documents of each Borrower as in effect on such date of certification.

          (iii) SECRETARY'S CERTIFICATE; BY-LAWS; RESOLUTIONS. The Bank shall have received from each of the Borrowers a Secretary's certificate, dated as of the Closing Date, signed by the Secretary of each such Borrower, certifying the authenticity and completeness of: (A) the articles of incorporation and good standing certificate of such Borrower; (B) a true copy of the by-laws of such Borrower; (C) a copy of the resolutions adopted by the board of directors of such Borrower authorizing the transactions described herein; (D) the name and specimen signature of each individual who shall be authorized to sign in the name and on behalf of such Borrower each of the Loan Documents to which the Borrower is or is to become a party and to give notices and to take other action on behalf of such Borrower under the Loan Documents. All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents to which the Borrowers are or are to become parties shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank.

          (iv) VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Bank a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral (as defined therein). All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Bank to protect and preserve such security interests shall have been duly effected. The Bank shall have received evidence thereof in form and substance satisfactory to the Bank. With respect to Collateral which is evidenced by certificates of title, the Bank shall have received certificates of title to all, or such lesser number acceptable to the Bank, of such certificated equipment owned by the Borrowers, with any third-party liens evidenced on such certificates of title duly released by the lien holders identified on such certificates of title, and shall have also received such other documentation and signatures as are required to have the lien of the Banks created pursuant to the Security Documents recorded thereon. Notwithstanding anything to the contrary in this subsection (iv), Borrowers will use their best efforts before and after the Closing Date to obtain from each landlord from which the Bank has not already received such instrument a Landlord's Consent and Waiver of Lien as requested by the Bank, but the receipt of such instrument with regard to each landlord shall not be a condition precedent to the making of the Loans.

          (v) INSURANCE. The Bank shall have received insurance binders or certificates of insurance coverage with respect to all insurance policies maintained by the Borrowers with such binders or certificates indicating, with respect to each such policy, that the Bank has been named as a named insured or a loss payee, for the benefit of the Bank, that the insurer has waived its subrogation rights against the Bank and that such policy may not be terminated without thirty (30) days' prior written notice to the Bank.

          (vi) OPINION OF COUNSEL CONCERNING ORGANIZATION AND LOAN DOCUMENTS. The Bank shall have received favorable opinions addressed to the Bank from Jaffe, Raitt, Heuer & Weiss, Professional Corporation, of Detroit, Michigan and from Powell, Goldstein, Frazer & Murphy LLP, of Atlanta, Georgia, dated as of the date of this Agreement, and covering such matters and in form and substance as are satisfactory to the Bank.

          (vii) REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrowers contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date of such Loan and no Default or Event of Default shall have occurred and be continuing. The Bank shall have received a Closing Certificate to such effect signed by an authorized officer of each Borrower.

          (viii) NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Bank would make it illegal for the Bank to make such Loan.

          (ix) SOLVENCY. The Bank shall have received a certificate as to the solvency of each Borrower other than Nordata, Inc. in substantially the form of EXHIBIT G hereto signed by an officer of each Borrower.

          (x) SOFTWARE REVIEW. The Bank shall have received a copy of a written assessment provided by a third-party software consultant to Borrowers covering, with regard to Borrowers' software and its architecture, the processes and procedures used by Borrowers in its development, its functionality, its compliance with Microsoft standards, its documentation and commentary on qualitative factors in the development process of such software, together with any commentary such consultant may provide regarding the development of the Medallion software and any initial feedback from Beta version users of such Medallion software.

          (xi) YEAR 2000 REVIEW. Each Borrower and Subsidiary has taken, or will take, in a timely manner, and in all events on or before December 31, 1999, all necessary action to assure that each such Borrower or Subsidiary will be Year 2000 Compliant. As used in this Agreement, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date-sensitive functions before, during and after the year 2000. The Bank shall have received, with respect to Eltrax, Nordata and Four Corners, an internally-prepared assessment of Year-2000 risk and a compliance plan, which addresses hardware, software and telecom inventories, customer and vendor communication, vendor preparedness, status of new hardware and software for Borrowers' own critical systems including financial and managerial accounting systems and internal communications, together with a budget and timeline for the installation of any new software or hardware to be acquired in respect of any Year-2000 problem. The Bank shall have received, with respect to Encore, GSS and Five Star, an assessment of Year-2000 risk and a compliance plan prepared by a third-party consultant, which assesses each proprietary software product, associated software tools whether owned or licensed by Encore and their respective hardware platforms and is accompanied by evidence that each such product has been thoroughly tested and found to work properly in an environment which accurately simulates a post-December 31, 1999 environment.

          (xii) OTHER DOCUMENTS. The Bank shall have received all other documents and assurances which it requires or which it may reasonably request in connection with the transactions contemplated by this Agreement.

          (xiii) PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Bank and its counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

     (b) CONDITIONS OF MAKING SUBSEQUENT REVOLVING CREDIT LOANS. The obligation of the Bank to make any Revolving Credit Loan on any Drawdown Date subsequent to the Closing Date is subject to the satisfaction of the following conditions precedent on or before the date of each such subsequent
Loan:

          (i) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Borrower contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date).

          (ii) PERFORMANCE. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or on such Drawdown Date and on such Drawdown Date no Default or Event of Default shall have occurred or be continuing and there shall exist no condition which would, with either or both the giving of notice or the lapse of time, result in an Event of Default upon consummation of the subsequent Loan to be made on such Drawdown Date.

Each request by the Borrowers for a Revolving Credit Loan shall constitute certification by the Borrowers that the conditions specified in this Section 5(b) have been or will be duly satisfied on the date of such loan advance.

     6. COVENANTS OF THE BORROWERS. Each of the Borrowers covenants and agrees with the Bank as follows:

     (a) MAINTENANCE OF EXISTENCE. The Borrowers will, and will cause each of their subsidiaries to, maintain their existence and comply with all applicable statutes, rules and regulations and to remain duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where such qualification or licensing is required by the nature of its business, the character and location of its property, business or customers, or the ownership or leasing of its property, except where such noncompliance or failure to so qualify would not have a Material Adverse Effect, and the Borrowers will, and will cause each of their Subsidiaries to, maintain their properties in good operating condition, and continue to conduct their business as presently conducted. Notwithstanding anything to the contrary in the foregoing paragraph, Eltrax may merge entirely into itself or any Subsidiary any of its Subsidiaries, upon prior written notice to the Bank, provided, however, that the Accounts of any such Subsidiary which were not already Eligible Accounts before such merger shall not be deemed Eligible Accounts, and the Inventory of such Subsidiary which was not already Eligible Inventory before such merger shall not be deemed Eligible Inventory, unless consented to in writing by the Bank.

     (b) TAXES AND OTHER LIENS. The Borrowers will, and will cause each of their Subsidiaries to, pay when due all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it which, if unpaid, might become a lien or charge against the Borrowers or such Subsidiaries or on their property, except liabilities being contested in good faith and by proper proceedings, as to which adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in accordance with GAAP.

     (c) INSURANCE. The Borrowers will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurance companies, (i) insurance on its properties, (ii) public liability insurance against claims for personal injury or death as a result of the use of any products sold by it and (iii) insurance coverage against other business risks, in each case, in at least such amounts and against at least such risks (and with such risk retention) as are usually and prudently insured against in the same general area by companies of established repute engaged in the same or a similar business; and the Borrowers will furnish to the Bank, upon its written request, full information as to the insurance so carried. All such insurance shall name the Bank as a loss payee and as an additional insured as its interests may appear and shall provide that no termination, cancellation or material reduction in the amount of coverage or a material modification of the extent of coverage shall be effective until at least 30 days after receipt by the Bank of notice thereof.

     (d)  FINANCIAL STATEMENTS, ETC.  The Borrowers will furnish to the Bank:

          (i) Within twenty-five (25) days after the end of each calendar month (including the last month of the fiscal year), (A) the unaudited consolidated balance sheet and income statement of the Borrowers and their Subsidiaries, and (B) an income statement setting forth the results of operations of the Borrowers' regional offices (in such form and detail as the Bank may reasonably require), each prepared as at the end of, and for, such month and accompanied by a certificate of the Chief Financial Officer of Eltrax, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition of the Borrowers and their Subsidiaries as of the end of such month, and the consolidated results of their operations for such month, and the results of operation at each regional office of the Borrowers, in each case in accordance with GAAP (except for the absence of footnotes) consistently applied (subject to normal year-end audit adjustments);

          (ii) Within ninety (90) days after the last day of each fiscal year of the Borrowers, the audited consolidated and consolidating balance sheet, income statement and statement of cash flows of the Borrowers and their Subsidiaries, as at and for the fiscal year then ended, certified by the Accountants (the scope and substance of such report to be satisfactory to the Bank), together with a certificate by the Accountants that in the preparation of such audit nothing came to the attention of the Accountants to indicate that the Borrowers were not in compliance with the terms of this Agreement and the other Loan Documents;

          (iii) Within ten (10) days after the end of each fiscal month of the Borrowers, (A) a list and aging of the Accounts and accounts payable for the Borrowers and each of their Subsidiaries as of the end of such month in such form as the Bank may prescribe, all in reasonable detail; and (B) a Borrowing Base Certificate and a Compliance Certificate as of the end of such month, each signed by the Chief Financial Officer of Eltrax and (C) an inventory report.

          (iv) Promptly upon the mailing thereof to the shareholders of Eltrax generally, copies of all financial statements, reports, proxy statements and other materials;

          (v) Promptly upon receipt by the Borrowers, copies of the annual management letter provided by the Accountants;

          (vi) Promptly upon the filing thereof by Eltrax with the SEC (and in any event within ten (10) days of such filing), copies of all registration statements and reports on Forms 1O-K, 1O-Q and 8-K (or their equivalents if such forms no longer exist);

          (vii) Promptly upon becoming aware of any litigation or other proceeding against any Borrower or any Subsidiary thereof that may have a Material Adverse Effect, notice thereof and the action the Borrower is taking or proposes to take with respect thereto;

          (viii) Within thirty (30) days after the beginning of each fiscal year of the Borrowers, a copy of the consolidated operating budget, including, without limitation, projections of the anticipated cash flow of the Borrowers and their Subsidiaries for such fiscal year, such budget to be accompanied by a certificate of the Chief Financial Officer of Eltrax specifying the assumptions on which such budget was prepared, stating that such officer has no reason to question the reasonableness of any material assumption on which such budget was prepared and providing such other details as the Bank may reasonably request;

          (ix) Promptly following the request of the Bank, such further information concerning the business, affairs and financial condition or operations of the Borrowers and their subsidiaries as the Bank may reasonably request;

          (x) With respect to any acquisition by the Borrowers, which acquisition contemplates the use of any proceeds of this Loan, promptly upon the execution of a letter of intent or similar instrument, a copy of such letter of intent or similar instrument shall be delivered to the Bank, and the Borrower shall provide the Bank with any other information regarding such acquisition that the Bank may reasonably request; and

          (xi) On the last Business Day of each fiscal quarter, a digital and paper copy of the current source code and object code for each software product (including products under development) of the Borrowers or any Subsidiaries, and all related technical documentation, whether in machine readable or other format. The Bank hereby agrees to treat all such code as confidential so long as no Event of Default shall have occurred and be continuing, and to return all copies of such code to Borrowers when the Loans are fully repaid in accordance with this Agreement.

     (e) NOTICE OF DEFAULT. As soon as practicable, and in any event, within three (3) Business Days of becoming aware of the existence of any condition or event which constitutes a Default, the Borrowers will provide the Bank with written notice specifying the nature and period of existence thereof and what action the Borrowers are taking or proposes to take with respect thereto.

     (f)  NOTICES REGARDING ENVIRONMENTAL MATTERS.

          (i) The Borrowers and each of their Subsidiaries shall comply with all terms and, conditions of all applicable Governmental Approvals and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and time tables contained in all applicable Environmental Laws.

          (ii) Each Borrower shall promptly notify the Bank should the Borrower become aware of:

                 (A) any spill, release, or threat of release of any Hazardous Substance at or from any property owned, occupied or leased by such Borrower or any Subsidiary thereof or by any Person for whose conduct
          such Borrower or any Subsidiary    thereof is responsible, to the
          extent the Borrower is required by Environmental Laws to report such to any Governmental Authority;

                 (B) any action or notice with respect to a civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against the Borrower or any Subsidiary thereof relating in any way to the Environmental Laws, or any Lien of any Governmental Authority or any other Person against any property owned, occupied or leased by such Borrower or any Subsidiary thereof relating in any way to the Environmental Laws;

                 (C) any claim made or threatened by any Person against such Borrower or any Subsidiary thereof or any property of such Borrower or any Subsidiary thereof relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Substance pertaining to such property or the business or operations of the Borrower or such Subsidiary; and

                 (D) any occurrence or condition on any real property adjoining or in the vicinity of any property owned or leased by such Borrower or any Subsidiary thereof and known to the officers or supervisory personnel of such Borrower or any Subsidiary thereof or other employees having responsibility for the compliance by such Borrower or any Subsidiary thereof with Environmental Laws, without any independent investigation, which does cause, or could cause, such property, or any part thereof, to contain Hazardous Substances in violation of any Environmental Laws, or which does cause, or could cause, such property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof such the Borrower or any Subsidiary thereof.

          (iii) Each Borrower will, and will cause each of its Subsidiaries to, at its own cost and expense, and within such period as may be required by applicable law or regulation, initiate all remedial actions and thereafter diligently prosecute such action as shall be required by law for the cleanup of such property, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to the Bank), and shall further pay or cause to be paid, at no expense to the Bank, all cleanup, administrative, and enforcement costs of applicable Governmental Authorities which may be asserted against such property.

     (g)  ERISA INFORMATION.

          (i) The Borrowers will not permit any pension plan maintained by any Borrower or by any member of a "controlled group" (ERISA 210(c) or ERISA 210(d)) of which any Borrower is a member to: (a) engage in any "prohibited transaction" (ERISA 2003(c)); (b) fail to report to the Bank a "reportable event" (ERISA 4043) within 30 days after its occurrence or as to any reportable event as to which the 30-day notice period requirement of
     Section 4043(b) of Title IV of ERISA has been waived by the PBGC, within 30 days of such time as any Borrower is requested to notify the PBGC of such reportable event; (c) incur any "accumulated funding deficiency" (ERISA
     302); (d) terminate its existence at any time in a manner which could result in the imposition of a Lien on the property of the Borrower or any Subsidiary thereof, or (e) fail to report to the Bank any "complete withdrawal" or "partial withdrawal" by the Borrower or an affiliate from a "multiemployer plan" (ERISA 4203, 4205, and 4001, respectively). The quoted terms are defined in the respective sections of ERISA cited above.

          (ii) As soon as possible and in any event within thirty (30) days after any Borrower knows or has reason to know that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any employee pension or other benefit plan of such Borrower or any Subsidiary thereof subject to such Title has occurred, or that the PBGC or such Borrower or any Subsidiary thereof has instituted or will institute proceedings under such Title to terminate such Plan, deliver to the Bank a certificate of the chief financial officer of such Borrower setting forth details as to such reportable event and the action which such Borrower or such Subsidiary proposes to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings, or any notice to the PBGC that the Plan is to be terminated, as the case may be. Notwithstanding the foregoing sentence, no Borrower shall have any obligation to notify the Bank as described above as to any reportable event as to which the thirty (30) day notice requirement of 4043(b) of Title IV of ERISA has been waived by the PBGC, until such time as such Borrower or a Subsidiary thereof is required to notify the PBGC of such reportable event. For purposes of this covenant, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the plan administrator under such Title IV, but only to the extent, in the case of any multiemployer plan, it can reasonably obtain such information. In addition, upon request of the Bank, the Borrower shall furnish the Bank (or cause, or in the case of a multiemployer plan, exert their best efforts to cause, the plan administrator to furnish the Bank) with the Annual Report for each plan covered by such Title IV and filed with the Internal Revenue Service.

     (h) INSPECTION. The Borrowers will, upon the request of the Bank, permit a representative of the Bank (including, without limitation, any field examiner or auditor retained by the Bank) to inspect and make copies of the Borrowers' books and records, and to discuss their affairs, finances and accounts with their officers and accountants, all at such reasonable times and as often as the Bank may reasonably request and, in each case, cause each of their subsidiaries to do so.

     (i)  EXPENSES; INDEMNIFICATION.

          (i) The Borrowers will pay on demand: (A) the reasonable fees and disbursements of counsel to the Bank in connection with the preparation or review of this Agreement and the preparation or review of each agreement, opinion, certificate and other document referred to in or delivered pursuant hereto; (B) all out-of-pocket costs and expenses of the Bank in connection with the administration of this Agreement and the other Loan Documents, and any waiver or amendment of any provision hereof or thereof, including without limitation, the reasonable fees and disbursements of counsel for the Bank, travel expenses and expenses of any representative of the Bank or any field examiner or auditor retained by the Bank as contemplated in Section 6(h); and (C) if any Event of Default occurs, all costs and expenses incurred by the Bank, including the reasonable fees and disbursements of counsel to the Bank, and of any appraisers, environmental engineers or consultants, or investment banking firms retained by the Bank in connection with such Event of Default or collection, bankruptcy, insolvency and other enforcement proceedings related thereto. The Borrowers agree to pay, indemnify and hold the Bank harmless from, any and all recording and filing fees, and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise or other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of or the consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the other Loan Documents, or any documents delivered pursuant hereto or thereto.

          (ii) The Borrowers will indemnify the Bank and its officers and directors and hold the Bank and its officers and directors harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Bank in connection with any investigative, administrative or judicial proceeding, whether or not the Bank shall be designated a party thereto) which may be incurred by the Bank, relating to or arising out of this Agreement or any other Loan Document, or the existence of any Hazardous Substance on, in, or under any property owned, leased or occupied by the Borrowers or any of its Subsidiaries, or any violation of any applicable Environmental Laws for which any Borrower or any of their subsidiaries has any liability or which occurs upon any property owned, leased or occupied by any Borrower or any of their subsidiaries, or the imposition of any Lien under any Environmental Laws, provided that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          (iii) The agreements in this Section 6(i) shall survive termination of this Agreement and the repayment of the Loans, and all other amounts payable under this Agreement and the other Loan Documents.

     (j) FURTHER ASSURANCES. The Borrowers will, and will cause each of their subsidiaries to, execute and deliver to the Bank any writings and do all things necessary, effectual or reasonably requested by the Bank to carry into effect the provisions and intent of this Agreement or any other Loan Documents.

     (k) TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 6(k) hereto, the Borrowers will not, and will not permit any of their subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or other-wise dispose of any assets, tangible or intangible, or engage in any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrowers unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Borrowers' or their Subsidiary's business, and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary as those that could be obtained in a comparable arm's length transaction with a Person not an Affiliate; or make loans or advances to their respective officers, directors or employees other than reasonable travel expenses incurred in the ordinary course of business.

     (l) CONSOLIDATION OR MERGER. The Borrowers will not, and will not permit any of their Subsidiaries to, merge or consolidate with or into any other Person unless it obtains the prior written consent of the Bank.

     (m)  ACQUISITIONS.

          (i) None of the Borrowers may make any Acquisition unless the business to be acquired in such Acquisition has generated positive net income for the twelve (12) month period, taken as a whole, ending on the last day of the most recent month or other reporting period for which such information is available.

          (ii) If any of the Borrowers intends to make an Acquisition other than for cash consideration, such Borrower does not need to obtain approval from the Bank for such Acquisition provided that prior thereto, it provides the Bank with current and pro forma consolidated financial information which demonstrates that after giving effect to the proposed Acquisition (based on historical earnings minus deferred expense deductions), the Borrowers, including the Acquisition entity, will continue to have positive net income on a consolidated basis.

          (iii) If any of the Borrowers intends to make an Acquisition for any cash consideration, such Borrower must comply with the following:

                 (A) The Borrower must provide the Bank with such relevant financial information on the proposed Acquisition as may be requested by the Bank, and the Bank must consent to such Acquisition in writing;

                 (B) The proposed Acquisition must be of an entity which primarily does business in the data communications field; and

                 (C) The cash component of the purchase price shall not exceed $2,000,000 or twenty-five percent (25%) of the total cost of the Acquisition.

     (n) DISPOSITION OF ASSETS. The Borrowers will not, and will not permit any of their subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any of their property, business or assets (including, without limitation, Accounts and leasehold assets), whether now owned or hereafter acquired, except:

          (i) Obsolete or worn out property disposed of in the ordinary course of business; and

          (ii)  The sale of Inventory in the ordinary course of business.

     (o) INDEBTEDNESS. The Borrowers will not, and will not permit any of their subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (i)    Indebtedness payable to the Bank;

          (ii)   Existing Indebtedness, if any, listed on Schedule 6(o) hereto;

          (iii) Purchase Money Indebtedness in an amount not to exceed $100,000 at any one time outstanding, excluding Liens in place at the Closing Date; provided that, giving effect to the incidence of such Purchase Money Indebtedness and to the receipt and application of the proceeds thereof, no Default shall have occurred and be continuing; and

          (iv) Subordinated Indebtedness, subordinated on terms satisfactory to the Bank in its sole discretion to all Obligations of the Borrowers to the Bank.

     (p) LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of their properties or assets, except:

          (i) Liens for taxes not delinquent or being contested in good faith and by proper proceedings, as to which adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in accordance with GAAP;

          (ii) Carriers', warehousemen's, mechanics', materialmen's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or being contested in good faith and by proper proceedings and as to which adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in accordance with GAAP;

          (iii) Pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (iv) Security deposits made to secure the performance of leases, licenses and statutory obligations incurred in the ordinary course of business;

          (v)    Liens in favor of the Bank;

          (vi) Liens incurred by the Borrowers on general office equipment and automobile leases for certain officers of the Borrowers;

          (vii) Existing Liens, if any, listed on Schedule 6(p) hereto; provided that no such Lien is spread to cover any additional property after the date hereof, and that the amount of the Indebtedness secured thereby is not increased; and

          (viii) Purchase Money Security Interests securing Purchase Money Indebtedness permitted under Section 6(o) above.

     (q) INVESTMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, make, maintain or acquire any Investment in any Person other than:

          (i) Marketable obligations issued or guarantied by the United States of America having a maturity of one year or less from the date of purchase;

          (ii) Certificates of deposit, Eurodollar time deposits, commercial paper or any other obligations of the Bank or of any other bank or trust company organized or licensed to conduct a banking business under the laws of the United States or any State thereof and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poor's Corporation or A-2 or higher by Moody's Investors Service, Inc.);

          (iii) Stock or obligations issued to the Borrowers or any Subsidiaries thereof in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary;

          (iv)   Commercial paper with maturities of not more than ninety
     (90) days having the highest rating then given by Moody's Investors Services, Inc. or Standard & Poor's Corporation;

          (v) Repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraph
     (i) above entered into with the Bank or any of the banks referred to in subparagraph (ii) above; and

          (vi) Investments in new Subsidiaries in conjunction with acquisitions permitted under Sections 6(l) or 6(m) hereof.

     (r) FINANCIAL COVENANTS. The Borrowers shall comply with the following Financial Covenants, measured on a consolidated basis:

          (i) MINIMUM LIQUIDITY RATIO. The Borrowers shall not permit the ratio of (X) the sum of cash, Accounts and Inventory to (Y) the sum of accounts payable, accrued expenses and the outstanding balance on the Revolving Credit Loan, to be less than (A) 1.00 : 1.00 at any time prior to and including December 31, 1999, and (B) 1.10 : 1.00 at any time thereafter.

          (ii) MAXIMUM TOTAL LIABILITIES TO NET WORTH. The Borrowers shall not permit the ratio of their Total Liabilities to Net Worth to be greater than (A) 1.20 : 1.00 at any time prior to and including September 30, 1998, (B) 1.10 : 1.00 at any time prior to and including December 31, 1999, and (C) 1.00 : 1.00 at any time thereafter.

          (iii) POSITIVE EBITDA. The Borrowers will maintain a consolidated EBITDA of not less than the following amounts for the periods set forth below:

                      PERIOD                                      AMOUNT


36

                  Month ending September 30, 1998                $175,000
                  Month ending October 31, 1998                  $175,000
                  3 month period ending November 30, 1998        $750,000
                  3 month period ending December 31, 1998        $750,000
                  3 month period ending January 31, 1999         $725,000
                  3 month period ending February 28, 1999        $725,000
                  3 month period ending March 31, 1999           $725,000
                  3 month period ending April 30, 1999           $825,000
                  3 month period ending May 31, 1999             $900,000
                  3 month period ending June 30, 1999            $850,000
                  3 month period ending July 31, 1999            $875,000
                  3 month period ending August 31, 1999          $875,000
                  3 month period ending September 30, 1999       $975,000
                  3 month periods ending October 31, 1999
                     and the last day of each month
                     thereafter                                $1,000,000

          (iv) MAXIMUM CAPITAL EXPENDITURE. Other than the purchase of software, the Borrowers shall not permit their Capital Expenditures to exceed $500,000 during each fiscal year.

     (s) STOCKHOLDER DISTRIBUTIONS. The Borrowers shall not make any Stockholder Distributions unless both before and after giving effect thereto the Borrowers remain in compliance with the Financial Covenants set forth in
Section 6(r) hereof.

     (t) DEPOSITORY ACCOUNTS. The Borrowers will maintain its primary operating deposit accounts at the offices of the Bank.

     (u) BORROWER SUBSIDIARIES. Unless otherwise agreed to by the Bank, the Borrowers shall, immediately upon any Investment in a new Subsidiary permitted under this Agreement, revise SCHEDULE 4(j) hereto to reflect the formation or acquisition of each new Subsidiary and shall cause each new Subsidiary in which any Borrower invests immediately upon such Investment, to execute and deliver to the Bank, an Instrument of Adherence (Credit Agreement), in substantially the form of EXHIBIT H attached hereto (an "Instrument of Adherence") together with a legal opinion and other documents and instruments necessary to demonstrate the due authorization, execution and delivery by such new Subsidiary of such Instrument of Adherence (Credit Agreement), including (i) resolutions of the board of Directors or equivalent body of such new Subsidiary and the charter and by-laws (or the equivalent thereof) of such new Subsidiary, certified by an officer of such new Subsidiary, (ii) a good standing certificate of such new Subsidiary in its jurisdiction of incorporation, (iii) a certificate of the secretary or an assistant secretary of such new Subsidiary certifying the names and true signatures of the officers of such new Subsidiary authorized to sign the Instrument of Adherence (Credit Agreement), and a Security Agreement and related Perfection Certificate in the form of EXHIBIT C hereto, and (iv) such other documents as the Bank may reasonably request, including without limitation a pledge to the Bank of all of the capital stock of such Subsidiary. Upon delivery of the aforementioned documents, such new Subsidiary shall become a Borrowing Subsidiary and a Borrower hereunder and, except as otherwise agreed to by the Bank, shall comply with and be bound by all of the terms and conditions of the Loan Documents as a Borrower thereunder, and the Borrowers shall cause such new Subsidiary to take all actions which it would have been required to make or take had it been a Borrowing Subsidiary and a Borrower on the Closing Date, including making all representations and warranties as a Borrower under each of the Loan Documents.

     (v) COMPLIANCE WITH SEC AND NASDAQ REQUIREMENTS. Eltrax will comply with all applicable reporting and registration requirements of the U.S. Securities and Exchange Commission and of the National Association of Securities Dealers, Inc. with respect to Eltrax, its Subsidiaries, its capital stock and all transactions thereof. Eltrax will comply with all listing requirements of the "NASDAQ" National Market and shall remain in good standing on such market.

     (w) CHANGES IN MANAGEMENT OR CONTROL. Not more than one-half of the incumbent directors of Eltrax shall resign or be removed from office within any six-month period.

     (x) COMPLIANCE WITH YEAR 2000. Each of the Borrowers and their Subsidiaries shall perform all acts reasonably necessary to ensure that each Borrower and Subsidiary becomes Year 2000 Compliant in a timely manner, and in all events before December 31, 1999. Such acts shall include, without limitation, performing a comprehensive review and assessment of all systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. The Borrowers shall, immediately, upon request, provide to the Bank such certifications or other evidence of the Borrowers' and Subsidiaries' compliance with the terms of this subsection as the Bank may from time to time reasonably require.

     (y) POST-CLOSING MATTERS. The Borrowers shall use reasonable efforts to obtain from each of (i) Holiday Inns, Inc., (ii) Cornell University, and
(iii) any party which licenses software to the Borrowers which is embedded within or utilized as tool software in any of the Borrowers' products (including, without limitation, DBC Software, SCO Unix and Southern Datacomm, Incorporated), written consent from such party to the Bank's exercise of its rights pursuant to the Loan Documents, including consent to foreclosure thereunder and the assignment of any agreement or contract between any Borrower and such party to the Bank or the Bank's assignee. The Borrowers shall contact the parties referred to in clauses (i) through (iii) above by October 31, 1998, and shall provide the Bank with written evidence thereof by such date.

     7. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default") shall occur:

     (a) The Borrowers shall fail to pay when due and payable any principal of or interest on the Loans or any other sum due under any of the Loan Documents when the same becomes due;

     (b) The Borrowers shall fail to perform any term, covenant or agreement contained in Section 6 hereof;

     (c) The Borrowers or any Subsidiaries shall fail to perform any other term, covenant or agreement contained in this Agreement or any of the other Loan Documents, which failure continues for more than thirty (30) days;

     (d) Any representation or warranty of the Borrowers in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

     (e) Any Borrower or any of its Subsidiaries (i) shall be in default under any agreement or agreements evidencing Indebtedness (A) owing to the Bank or are affiliated with the Bank or (B) to any other person owing in excess of $50,000 in aggregate principal amount, which default shall give the holder thereof the right to accelerate such indebtedness, or (ii) shall fail to pay any such Indebtedness when due, or within any applicable period of grace;

     (f) Any of the Loan Documents shall cease to be in full force and effect;

     (g) Any Borrower or any of its Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidate or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

     (h) Any Borrower or any of its Subsidiaries shall admit in writing its inability to pay or generally fails to pay its debts as they mature or become due; or

     (i) There shall remain undischarged for more than ten (10) days any final judgment or execution action against any Borrower or any of its Subsidiaries that, together with other outstanding claims and execution actions against the Borrower and such Subsidiary exceeds $50,000 in the aggregate.

       THEN, or at any time thereafter:

     (1) In the case of any Event of Default under paragraph (g) or (h) concerning any Borrower, the Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereof, and a other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers; and

     (2) In the case of any Event of Default other than under paragraph (g) or (h), the Bank may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

     No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

     8. SECURITY. The Obligations shall be secured by a blanket valid and perfected first-priority security interest (subject only to Liens permitted hereunder and entitled to priority under applicable law) in all of the Borrowers' personal property pursuant to the terms of the Security Documents.

     9. SETOFF. Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from the Bank to any Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrowers to the Bank at any time without notice to such Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrowers.

     10. AFFIRMATION OF THE BORROWERS. Each of the Borrowers hereby ratifies and reaffirms its absolute and unconditional, joint and several, promise to pay to the Bank the Loans and all other amounts as and when due under, and to pay and perform all of their other Obligations under, this Agreement, and under each other Loan Document, all of which are hereby ratified and reaffirmed in all respects. Without limiting the generality of the foregoing, each Borrower hereby agrees with, and guaranties to, the Bank that the Obligations will be paid strictly in accordance with the terms thereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms of the rights of the Bank with respect thereto. The liability of each Borrower with regard to the Obligations shall be absolute and unconditional irrespective of:

          (i) any other Borrower's lack of authorization, execution, validity or enforceability of this Agreement, any prior amendment hereof and any further amendment hereof (with regard to such Obligations), or any other obligation, agreement or instrument relating thereto (it being agreed by each Borrower that the Obligations shall not be discharged prior to the final and complete satisfaction of all of the Obligations) or any failure to obtain any necessary governmental consent or approval or necessary third party consents or approvals;

          (ii) the Bank's exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or any power, right or remedy with respect to any of the Obligations, including (i) any suspension of the Bank's right to enforce against any Borrower any of the Obligations, or (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to departure from this Agreement, as amended, or any other Loan Document (with regard to such Obligations) or any other agreement or instrument governing or evidencing any of the Obligations;

          (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (iv)   any change in ownership of any Borrower;

          (v)    any acceptance of any partial payment(s) from any Borrower;

          (vi) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any part of any Borrower's assets;

          (vii) any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations;

          (viii) the Bank's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or reorganization case related to the Obligations; or

          (ix) any other action or circumstance, other than payment, which might otherwise constitute a defense available to, or a discharge of, any Borrower in respect of the Obligations (other than the defense of payment in full in cash).

No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such Borrower. Each Borrower hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that the Bank secure, perfect or protect any security interest or lien on any property subject thereto or exhaust any right to take any action against any Borrower and any other person or any collateral. Each Borrower also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or similar law now or hereinafter in effect and all suretyship defenses generally.

     11. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or otherwise transfer any of their rights under this Agreement without the prior written consent of the Bank. All covenants, agreements and obligations of the Borrowers under this Agreement and each other Loan Document are joint and several in all respects.

     12. MISCELLANEOUS. Any communication to be made hereunder shall (a) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (b) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by three (3) days' written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or three (3) days after being mailed, postage prepaid, to such address. This Agreement may not be amended or waived except by a written instrument signed by the Borrowers and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Exhibits and Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTES ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY (OTHER THAN THE CONFLICTS OF LAW PROVISIONS). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN. THE BORROWERS, AS AN INDUCEMENT TO THE BANK TO ENTER INTO THIS AGREEMENT, HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION ARISING IN CONNECTION WITH ANY LOAN DOCUMENT.

                      CREDIT AGREEMENT - SIGNATURE PAGE

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above written.

                                       BORROWERS:

Address:                               ELTRAX SYSTEMS, INC.

2000 Town Center, Suite 690
Southfield, Michigan 48075             By:  /s/ Nicholas J. Pyett
                                            ---------------------------
Phone:    (248) 358-1699                    Nicholas J. Pyett
Fax:      (248) 358-2743               Its: Treasurer


Address:                               NORDATA, INC.

2000 Town Center, Suite 690
Southfield, Michigan 48075             By:  /s/ Nicholas J. Pyett
                                            ---------------------------
Phone:    (248) 358-1699                    Nicholas J. Pyett
Fax:      (248) 358-2743               Its: Treasurer


Address:                               FOUR CORNERS TECHNOLOGY, INC.

7802 Gray Road, Suite 500
Scottsdale, Arizona 85260              By:  /s/ Nicholas J. Pyett
                                            ---------------------------
Phone:    (602) 998-4440                    Nicholas J. Pyett
Fax: (602) 991-4029                    Its: Treasurer


Address:                               ENCORE SYSTEMS, INC.


900 Circle 75 Parkway, Suite 1700
Atlanta, Georgia 30339                 By:  /s/ Nicholas J. Pyett
                                            ---------------------------
Phone:    (770) 951-6858                    Nicholas J. Pyett
Fax: (770) 951-6814                    Its: Treasurer

Address:                               GLOBAL SYSTEMS AND SUPPORT, INC.

900 Circle 75 Parkway, Suite 1700
Atlanta, Georgia 30339                 By:  /s/ Nicholas J. Pyett
                                            ---------------------------
Phone:    (770) 951-6858                    Nicholas J. Pyett

Fax: (770) 951-6814                    Its: Treasurer

Address:                               FIVE STAR SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1700
Atlanta, Georgia 30339                 By:  /s/ Nicholas J. Pyett
                                            ---------------------------
Phone:    (770) 951-6858                    Nicholas J. Pyett
Fax: (770) 951-6814                    Its: Treasurer


                   [signatures continued on following page]
                 CREDIT AGREEMENT - SIGNATURE PAGE, CONTINUED


                                       THE BANK:

                                       STATE STREET BANK AND TRUST
                                       COMPANY

                                       By: /s/ Frederic Epstein
                                           ----------------------------
                                           Name: Frederic Epstein
                                           Title: Vice President

                                           Address: 225 Franklin Street
                                           Boston, MA 02110
                                           Attn:  Frederick Epstein
                                           Vice President
                                           Tel:  (617) 654-3749
                                           Fax:  (617) 338-4041

List of Exhibits and Schedules:
Exhibit A          Form of Borrowers Base Certificate
Exhibit B     -    Form of Compliance Certificate
Exhibit C     -    Form of Security Agreement
Exhibit D     -    Form of Landlord Consent and Waiver of Lien
Exhibit E     -    Form of Amended and Restated Revolving Credit Note
Exhibit F     -    Form of Term Note
Exhibit G     -    Solvency Certificate
Exhibit H     -    Instrument of Adherence ("Credit Agreement")
Schedule 4(j) -    Subsidiaries
Schedule 4(k) -    Subsidiary Transactions with Affiliates of Borrowers
Schedule 4(o) -    Taxes
Schedule 6(k) -    Borrowers' Transactions with Affiliates
Schedule 6(o) -    Indebtedness
Schedule 6(p) -    Liens

                                     EXHIBIT A

                             BORROWING BASE CERTIFICATE

     The undersigned, the ______________ of Eltrax Systems, Inc. (the "Borrower"), is delivering this certificate pursuant to the requirements of the Credit Agreement dated as of September 9, 1998 between the Borrower and State Street Bank and Trust Company (the "Bank") (the "Credit Agreement").

     The undersigned hereby certifies to the Bank that the following is a fair, accurate and complete report of the Borrowing Base (as such term is defined in the Credit Agreement) of the Borrower as of _________________ (the "Relevant Date"):

1.   Eligible Accounts:

         (a)  Total Accounts, per the attached accounts
receivable aging, as of the Relevant Date                  $ ______________

         (b)  Minus: Ineligible Accounts per the attached
schedule (as defined in the Credit Agreement)              $ ______________

         (c)  Total Eligible Accounts
                 (Line 1(a) minus Line 1(b))               $ ______________

2.   Eligible Inventory as of the Relevant Date            $ ______________

3.   Borrowing Base/Availability:

         (a)  Eligible Accounts (80% of Line I (c))        $ ______________

         (b)  Eligible Inventory (30% of Line 2)           $ ______________

         (c)  Borrowing Base (Line 3(a) plus 3(b))         $ ______________

         (d)  Revolver Commitment Amount as of
the Relevant Date ($6,000,000 subject to
reduction as provided in the Credit Agreement)             $ ______________

         (e)  Lesser of Line 3(c) and 3(d)                 $ ______________

         (f)  Principal balance of Revolving Credit Loan
               as of the Relevant Date                     $ ______________

         (g)  Balance available for Borrowing as of the
     Relevant Date (Line 3(e) minus Line 3(f))             $ ______________

Date this _____________.
                                      Eltrax Systems, Inc.
                                      2000 Town Center, Suite 690
                                      Southfield, Michigan 48075


                                      By: ___________________________

                                       Its:___________________________

                                     EXHIBIT B

                               COMPLIANCE CERTIFICATE


     (For the one month period ending _______________("Relevant Period")

To:  State Street Bank and Trust Company
225 Franklin Street
     Boston, NIA 02110

     The undersigned, being the Chief Financial Officer of Eltrax Systems, Inc. ("Eltrax"), hereby certifies, on behalf of Eltrax, Nordata, Inc., Four Corners Technology, Inc., Encore Systems, Inc., Global Systems and Support, Inc., and Five Star Systems, Inc. (the "Company") and such other Borrower (collectively, the "Borrowers"), with respect to that certain Credit Agreement (the "Credit Agreement") dated as of September 11, 1998, by and between the Borrowers and State Street Bank and Trust Company (the "Bank"), that: (a) as of and at the end of the Relevant Period, the Borrowers have been in complete compliance with the covenants of the Company contained in the Credit Agreement, including but not limited to the Financial comments set forth in Section 6(r) thereof, as demonstrated below; and (b) no Event of Default has occurred and is continuing as of the date hereof, except, in either case, as noted below. All capitalized terms used herein and not otherwise defined shall have the meanings prescribed therefor in the Credit Agreement. Except as otherwise instructed, all financial information set forth herein is as of, or for a specified period ending on, the last day of the Relevant Period.

1.   MINIMUM LIQUIDITY RATIO.

     COVENANT:   The Borrowers' ratio of (X) the sum of cash, Accounts and
Inventory to (Y) the sum of accounts payable, accrued expenses and the outstanding balance on the Revolving Credit Loans, on a consolidated basis, shall not be less than 1.0:1.0 through December 31, 1999 and 1.1:1.0 thereafter.

     1.   Sum of cash, Accounts and Inventory                    $ ___________

     2. Sum of accounts payable, accrued expenses and the outstanding balance on the Revolving Credit Loan. $ ___________

     1.   Liquidity Ratio at end of Relevant Period
   (Line 1 divided by Line 2)                                      ___________

II.  MAXIMUM TOTAL LIABILITIES TO NET WORTH.

     COVENANT:   The ratio of Total Liabilities to Net Worth for the Borrowers on a
consolidated basis shall not exceed 1.2:1.0 through September 30, 1998, 1.1:1.0 through December 31, 1999 and 1.0:1.0 thereafter.

1.   Total Liabilities at end of Relevant Period                 $ ___________

2.   Net Worth at end of Relevant Period                         $ ___________

     3.    Ratio of Total Liabilities to Net Worth
          (Line I divided by Line 2)                               ___________

III. POSITIVE EBITDA.

     COVENANT:   The Borrowers will maintain an EBITDA on a consolidated basis for the Relevant Period, as listed at page 30 of the Credit Agreement.

     1 .  Net Income or Net Loss for the Relevant Period         $ ___________

     2.   Interest Expense for the Relevant Period               $ ___________

     3.   Income Tax Expense for the Relevant Period             $ ___________

     4.   Depreciation and amortization expense
          for the Relevant Period                                $ ___________

     5.   EBITDA for the Relevant Period
          (line 1 plus lines 2, 3 and 4)                         $ ___________

     6.   Required EBITDA for the Relevant Period                $ ___________

IV.  MAXIMUM CAPITAL EXPENDITURE.

     COVENANT:   Other than the purchase of software, the Borrowers will not permit their total Capital Expenditures on a consolidated basis to exceed $500,000 for each calendar year.

     1 .  Total Capital Expenditures, other than for software, incurred during
_________ the period through the end of the Relevant Period      $ ___________


                                            ELTRAX SYSTEMS, INC.



                                            By: ____________________________
                                             Its:___________________________

                                     EXHIBIT C
                                 SECURITY AGREEMENT

     SECURITY AGREEMENT (the "Agreement"), dated as of September 9, 1998, by and between [ENCORE SYSTEMS, INC., a Georgia corporation] [GLOBAL SYSTEMS AND SUPPORT, INC., a Georgia corporation] [FIVE STAR SYSTEMS, INC., a Georgia corporation], (the "Company" or the "Borrower"), having its address at 900 Circle 75 Parkway, Suite 1700, Atlanta, Georgia 30339, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having a principal place of business at 225 Franklin Street, Boston, MA 02110 (hereinafter, the "Bank").

     WHEREAS, the Company has entered into a Credit Agreement dated as of September 9, 1998 (as amended or restated and in effect from time to time, the "Credit Agreement"), with the Bank, pursuant to which the Bank, subject to the terms and conditions contained therein, is to make loans to the Company; and

     WHEREAS, it is a condition precedent to the Bank's making any loans to the Company under the Credit Agreement that the Company execute and deliver to the Bank a security agreement in substantially the form hereof; and

     WHEREAS, the Company wishes to grant security interests in favor of the Bank as herein provided;

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein without definition, including but not limited to "Default" and "Event of Default", shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein. The term "Obligations", as used herein, means all of the indebtedness, obligations and liabilities of the Company to the Bank, including, without limitation, all indebtedness, obligations and liabilities of the Company under or in respect of the Credit Agreement, any promissory notes or other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement, in each case as such instrument is originally executed on the date hereof or as modified, supplemented, amended, restated or extended hereafter, whether such obligations are direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Borrower to the Bank arising out of any extension, refinancing or refunding of any of the foregoing obligations.

     2.   GRANT OF SECURITY INTEREST.

          2.1. COLLATERAL GRANTED. The Company hereby grants to the Bank, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Bank the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising:

                 (a) All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, including without limitation vending machines, motor vehicles, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificate securities), deposit accounts, cash, including without limitation coins and currency in vending machines, and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software (including all source and object code), writings, plans, specifications and schematics, and

                 (b) All proceeds of every kind and nature and in whatever form, including, without limitation, both cash and non-cash proceeds resulting or arising from the rendering of services by the Company or the sale or other disposition of inventory or other collateral and all products thereof.

     All of the foregoing are hereinafter called the "Collateral".

          2.2. DELIVERY OF INSTRUMENTS, ETC. Pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Bank all negotiable or non-negotiable instruments (including certificated securities) and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Bank may have specified. In the event that the Company shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities) or chattel paper to be pledged by it hereunder, the Company shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify.

          2.3. EXCLUDED COLLATERAL. Notwithstanding the foregoing provisions of this Section 2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper and general intangibles which are now or hereafter held by the Company as licensee, lessee or otherwise, to the extent that (i) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terrns of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; PROVIDED, however that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

     3.   TITLE TO COLLATERAL, MOTOR VEHICLES.

          3.1. TITLE TO COLLATERAL, ETC. The Company is the owner of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act. The Company hereby represents and warrants to the Bank that it does not own any real property or uncertificated securities and covenants and agrees with the Bank that it shall not acquire any real property or uncertificated securities without providing at least fifteen (15) days' prior written notice to the Bank.

          3.2. MOTOR VEHICLES. The Company shall cause the Bank to be named as first lienholder on all certificates of title for all motor vehicles included in the Collateral as of the date hereof or hereafter acquired.

     4. CONTINUOUS PERFECTION. The Company's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered to the Bank herewith (the "Perfection Certificate"). The Company will not change the same, or the name, identity or corporate structure of the Company in any manner, without providing at least thirty (30) days prior written notice to the Bank. Except for motor vehicles, inventory and equipment installed or maintained at customer locations, the Collateral, to the extent not delivered to the Bank pursuant to Section 2.2 and will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Bank.

     5. NO LIENS. Except for the security interest herein granted and liens permitted by the Credit Agreement, the Company shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Bank. The Company shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Bank except for liens permitted by the Credit Agreement.

     6. NO TRANSFERS. The Company will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for (a) sales of inventory in the ordinary course of business, (b) sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices, or (c) transfers of Collateral otherwise permitted by the Credit Agreement.

     7.   INSURANCE.

          7.1. MAINTENANCE OF INSURANCE. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. All such insurance shall be in such minimum amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Bank. In addition, all such insurance shall be payable to the Bank as loss payee under a "standard" or "New York" loss payee clause. Without limiting the foregoing, the Company will (a) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (b) maintain all such workers' compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company; business interruption insurance; marine insurance; and product liability insurance.

          7.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (a) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $10,000, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed and (b) in all other circumstances, be held by the Bank as cash collateral for, or applied to repay, the Obligations. The Bank may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Bank may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, or the Bank may apply all or any part of such proceeds to the Obligations.

          7.3. NOTICE OF CANCELLATION, ETC. All policies of insurance shall provide for at least thirty (30) days' prior written cancellation notice to the Bank. In the event of failure by the Company to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Bank with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

     8. MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW. The Company will keep the Collateral in good order and repair and will not use the same in material violation of law or any policy of insurance thereon. The Bank, or its designee, may inspect the Collateral at any reasonable time, wherever located. The Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement. The Company has at all times operated, and the Company will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances. Within ten (10) days of the date hereof, and thereafter from time to time upon request of the Bank (but no more often than quarterly if no Event of Default has occurred and is continuing), the Company will provide the Bank with a schedule identifying all customer locations at which vending machines or other Collateral is located (which Schedule will include the name and address of such customers and the vending machines and other Collateral located thereat).

     9.   COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

          9.1. EXPENSES INCURRED BY THE BANK. In its discretion, the Bank may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Company agrees to reimburse the Bank on demand for any and all expenditures so made. The Bank shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

          9.2. BANK'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Bank shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Bank of any payment relating to any of the Collateral, nor shall the Bank be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. The Bank's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Bank deals with similar property for its own account.

     10. SECURITIES AND DEPOSITS. The Bank may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral. After and during the continuance of an Event of Default, the Bank may, at its option,
(i) receive any income on any securities constituting Collateral and hold such income as additional Collateral or apply it to the Obligations and (ii) demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Bank to the Company may at any time be applied to or set off against any of the Obligations.

     11. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS. At any time after an Event of Default has occurred and is continuing,

          (a) The Bank may notify account debtors on accounts, chattel paper and general intangibles of the Company and obligors on instruments for which the Company is an obligee that payment thereof is to be made directly to the Bank or such other address as may be specified by the Bank, and may advise any other person of the Bank's security interest in and to the Collateral, and may collect directly from the obligors thereon, all amounts due on account of the Collateral;

          (b) at the Bank's request, the Company will notify account debtors and obligors that payment thereof is to be made directly to the Bank or such other address as may be specified by the Bank;

          (c) the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and any other Collateral received by the Company as trustee for the Bank without commingling the same with other funds of the Company; and shall deliver each of the following duly endorsed, assigned or otherwise made payable to the Bank:
     (i) all such proceeds to the Bank immediately upon the receipt thereof by the Company in the identical form received, and (ii) all security or collateral for, guaranties of, letters of credit, trade and bankers' acceptances, and similar letters and instruments in respect of any of the Collateral.

The Bank shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Bank to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

     12.  FURTHER ASSURANCES.

          (a) The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Bank may require more completely to vest in and assure to the Bank its rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (b) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in Section 2.3 hereof,
     (c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

          (b) SPECIAL PROCEDURES FOR ACCOUNTS AND CERTAIN GENERAL INTANGIBLES. At the request of the Bank, Borrower will do any one or more of the following:

                 (i) Give to the Bank assignments in form acceptable to the Bank of specific accounts or groups of accounts and moneys due or to become due under specific contracts and notify the account debtors liable on or in respect of such accounts and contracts of such assignment and instruct that payment thereof should be made to the Bank or its nominee;

                 (ii) Furnish to the Bank a copy, with such duplicate copies as the Bank may request, of the invoice applicable to each account specifically assigned to the Bank or arising out of a general intangible specifically assigned to the Bank, bearing a statement that such account has been assigned to the Bank and such additional statements as the Bank may require;

                 (iii) Inform the Bank immediately of the rejection of goods, claims made or delay in delivery or performance in regard of any account or general intangible specifically assigned to the Bank;

                 (iv) Make no change, except for changes made (A) in the ordinary course of business and consistent with past practices and
          (B) prior to the occurrence and continuance of an Event of Default, in any specifically assigned account or in any account arising out of a contract or general intangible specifically assigned to the Bank and make no material change in the terms of any such contract;

                 (v) Furnish to the Bank all information received by Borrower affecting the financial standing of any customer whose account or contract has been specifically assigned to the Bank;

                 (vi) Receive as the sole property of the Bank and hold as trustee for the Bank all items of payment which come into the possession of Borrower and deposit with the Bank all such items of payment immediately in the exact form received in one or more special accounts of Borrower entitled "Cash Collateral Accounts" (the balances of which accounts Borrower may use and apply for its corporate purposes to the extent provided in this Agreement);

                 (vii) Immediately notify the Bank if any of its accounts arise out of contracts with the United States of America or any department, agency or instrumentality thereof ("Government") and execute any instruments and take any steps required by the Bank in order that all moneys due and to become due under any such contracts shall be assigned to the Bank and notice thereof shall be given to the Government under the Federal Assignment of Claims Act;

                 (viii) Deliver to the Bank with appropriate endorsement or assignment any instrument or chattel paper representing proceeds of an account or a contract which has been specifically assigned to the Bank;

                 (ix) Mark its records evidencing its accounts in a manner reasonably satisfactory to the Bank so as to show that its accounts have been assigned to the Bank; and

                 (x) Furnish to the Bank satisfactory evidence of the shipment and receipt of any goods specified by the Bank and the performance of any services or obligations covered by accounts or contracts in which the Bank has a security interest.

                 (xi) Upon the occurrence and during the continuance of an Event of Default, the Bank shall be entitled to exercise and enforce any of Borrowers' rights under any contract, agreement or other document or account with Holiday Inns, Inc. or any other contract or agreement providing for the transfer or license of intellectual property to which the Borrower is a party either as licensor or licensee.

     13.  POWER OF ATTORNEY.

          13.1. APPOINTMENT AND POWERS OF BANK. The Company hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Bank's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                 (a) Upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do at the Company's expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Collateral and the Bank's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do, including, without limitation,
          (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Bank so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                 (b) To file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Bank may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

          13.2. RATIFICATION BY COMPANY. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof This power of attorney is a power coupled with an interest and shall be irrevocable.

          13.3. NO DUTY ON BANK. The powers conferred on the Bank hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Bank's own gross negligence or willful misconduct.

     14. REMEDIES. If an Event of Default shall have occurred and be continuing, the Bank may, without notice to or demand upon the Company, declare this Agreement to be in default, and the Bank shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Bank may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Bank may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the state(s) of the Company's principal office(s) or at such other locations as the Bank may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank shall give to the Company at least five Business Days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that five business Days' prior written notice of such sale or sales shall be reasonable notice. If any of the Collateral which constitutes securities is not registered under applicable state and federal securities laws, the Bank shall not be obligated to register such Collateral and may, in effecting any sale thereof, impose such conditions and limitations on the sale as the Bank deems appropriate to comply with applicable securities laws, including but not limited to requiring an investment representation agreement from any purchaser thereof and imposing restrictions as to the financial sophistication and ability of any person permitted to bid or purchase at any such sale, and such actions by the Bank shall be deemed commercially reasonable. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Bank's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a person other than the Company, the Company waives and agrees not to assert any rights or privileges which it may have under 9-112 of the Uniform Commercial Code of the Commonwealth of Massachusetts.

     15. NO WAIVER, ETC. The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in 9.2 hereof. The Bank shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Bank deems expedient.

     16. MARSHALLING. The Bank shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

     17. PROCEEDS OF DISPOSITIONS, EXPENSES. The Company shall pay to the Bank on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Bank in protecting, preserving or enforcing the Bank's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Bank may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(l)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to the Company, and the Company shall remain liable for any deficiency in the payment of the Obligations.

     18. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

     19. GOVERNING LAW, CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO. TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service-vice of process in any such suit being made upon the Company by mail at the address specified in the Credit Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     20. WAIVER OF JURY TRIAL. THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS

HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in this Section 20.

     21. MISCELLANEOUS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counter-part, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

     IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

[ENCORE SYSTEMS, INC.


By:  ____________________________________
Its: ____________________________________]


[GLOBAL SYSTEMS AND SUPPORT, INC.


By:  ____________________________________
Its: ____________________________________]


[FIVE STAR SYSTEMS, INC.


By: ____________________________________

Its: ____________________________________]


Accepted:

STATE STREET BANK AND TRUST
COMPANY

By: _____________________________
Name:
Title:




                                   ACKNOWLEDGMENT


STATE OF ____________________)
                             )ss
COUNTY OF __________________ )


     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of ______________, 1998, personally appeared ____________ , who is known to me personally or who presented photo identification, and who, being by me duly sworn, deposes and says that he is the ____________ of ___________________, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said corporation acknowledged said instrument to be the free act and deed of said corporation.


                                   ------------------------------
                                   Notary Public
                                   My Commission Expires:

                                    EXHIBIT D
                       LANDLORD'S CONSENT AND WAIVER OF LIEN

OWNER/LANDLORD: _____________________________

LEASE: ______________________________________

PREMISES: ___________________________________

TENANT:        NORDATA, INC. (D/B/A DATATECH)
               ------------------------------

     Landlord's Waiver made and entered into by the owner/landlord (the "Owner") to, and for the benefit of, State Street Bank and Trust Company (the "Bank"), with respect to the Premises referred to above.

     WHEREAS, the Bank and the Tenant are entering into a Credit Agreement, promissory notes and related loan documents pursuant to which the Bank shall make loans to and extend credit to the Tenant (all amounts now or hereafter due and owing from the Tenant to the Bank being referred to as the "Obligations"); and

     WHEREAS, to secure the Obligations, the Tenant is granting to the Bank a security interest in its assets, including but not limited to equipment, furniture, trade fixtures, inventory, accounts receivable, general intangibles, instruments, documents, books and records (hereinafter referred to as the "Collateral"), certain of which Collateral is or shall be located in or at the Premises; and

     WHEREAS, the Bank is unwilling to enter into the Revolving Credit Agreement with the Tenant and make loans and advances thereunder unless the Owner executes and delivers this Waiver;

     NOW, THEREFORE, the Owner agrees with the Bank that:

     1. Notwithstanding anything to the contrary set forth in the Lease or herein, the Collateral shall be and remain personal property and shall not become, nor be deemed to be, fixtures nor attached to the Premises or the building containing the Premises.

     2. Owner waives and releases each and every right which Owner now has or may hereafter have, under any applicable laws, pursuant to the Lease, or otherwise, (a) to levy or distain upon the Collateral for the collection of rent or any other sums due from Tenant, whether owing under the Lease or otherwise, or (b) to claim or assert any right or title in or to, or any interests or liens upon, the Collateral.

     3. Owner will not interpose any objections to, and will permit, the entry by the Bank upon the Premises for the purposes of removing and/or liquidating the Collateral in the event of a default by Tenant in the Obligations, provided only that the Bank restores any damage to the Premises caused by such entry or removal and, subject to the provisions of Section 4 below, the Bank completes such removal and liquidation within ninety (90) days of the Bank's entry into possession.
Owner agrees that upon the Bank taking possession of the Premises, that the Bank's only obligation shall be as set forth in the preceding sentence, and that the Bank shall not be liable under or in respect of the Lease, except as otherwise provided in Section 4 below.

     4. Owner represents that a true and complete copy of the Lease is attached hereto and confirms and agrees that to the best of its knowledge there are currently no uncured defaults on the part of the Tenant thereunder. Owner agrees to give the Bank a copy of any notice of default given to Tenant under the Lease and of any notice purporting to terminate the rights of the Tenant thereunder in the same manner and contemporaneously with any such notice to Tenant. Owner agrees that the Bank shall have the right, within thirty (30) days after receipt of any such notice either (a) to enter into the Premises for the purpose of removing and/or liquidating the Collateral in accordance with the provisions of Section 3 hereof, or (b) with or without taking possession, to maintain the Lease in effect by curing any default which can be cured by the payment or expenditure of money. Nothing herein, including the acceptance of rent or other sums from the Bank shall be deemed an assumption of the Lease by the Bank, nor bar the Landlord's right to collect unpaid amounts due from the Tenant under the Lease.

     5. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by the laws of the Commonwealth of Massachusetts.

     EXECUTED under seal on this ________ day of _______________, 1998.


                              OWNER:

                              By: ___________________________



RECEIVED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY


By: ______________________________
Name:
Title:

                                     EXHIBIT E

                  AMENDED AND RESTATED COMMERCIAL PROMISSORY NOTE
                              (Revolving Credit Loan)

$6,000,000                                                 Boston, Massachusetts

                                                               September 9, 1998

     FOR VALUE RECEIVED, ELTRAX SYSTEMS, INC., a Minnesota corporation NORDATA, INC., a California corporation, FOUR CORNERS TECHNOLOGY, INC., an Arizona corporation, and ENCORE SYSTEMS, INC., GLOBAL SYSTEMS AND SUPPORT, INC., and FIVE STAR SYSTEMS, INC., each a Georgia corporation (collectively the "Borrowers"), hereby jointly and severally agree and promise to pay to the order of STATE STREET BANK AND TRUST COMPANY (the "Bank") the principal amount of Six Million Dollars ($6,000,000), or, if less, the aggregate unpaid principal amount of advances hereunder made by the Bank to the Borrowers under Section 2(a)(i) of the Credit Agreement dated as of September 9, 1998 by and among the Bank and the Borrowers (as amended or extended from time to time, the "Credit Agreement"), payable at the times and in the manner provided in the Credit Agreement, together with interest on the outstanding principal balance hereof from time to time, payable at the rate provided in the Credit Agreement. All defined terms used herein have the meanings ascribed thereto in the Credit Agreement.

     This Note amends and restates, and is issued in replacement for, but not in satisfaction of, an Amended and Restated Commercial Promissory Note dated as of July 31, 1997 issued by Eltrax Systems, Inc., Nordata, Inc. (d/b/a Datatech), Atlantic Network Systems, Inc., EJG Techline Incorporated and Four Corners Technology, Inc. to the order of the Bank in the original principal amount of $5,000,000.

     Interest shall be determined in all instances based upon a 360-day year and actual day months and shall be payable on each Interest Payment Date as provided in the Credit Agreement.

     Prior to the Maturity Date (whether by demand or otherwise), the principal amount hereof may be advanced, repaid and readvanced in accordance with the terms of the Credit Agreement. The entire unpaid principal balance hereof and all unpaid interest hereon shall in all events be due and payable in full on the Maturity Date. Upon prepayment of this Note, the Borrowers shall pay a Prepayment Penalty to the Bank to the extent required under the Credit Agreement.

     Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest (compounded monthly and payable on demand in respect of overdue amounts) and fees or any other amounts payable under the Credit Agreement (including without limitation overadvances) due to the Borrowers' failure to pay the same in full shall bear interest from and including the due date thereof until paid, at a rate per annum equal to two percent (2%) above the interest rate then applicable thereto, which interest shall be compounded daily and payable on demand.

     All payments under this Note shall be made to the Bank at 225 Franklin Street, Boston, Massachusetts 02110 (or at such other place as the Bank may designate to the Borrower from time to time in writing) in lawful money of the United States of America in immediately available funds.

     This Note is the "Revolving Credit Note" referred to in and is entitled to the benefits of the Credit Agreement (including Schedules thereto) and all other instruments evidencing and/or securing the indebtedness hereunder, which Credit Agreement and other instruments are hereby made part of this Note and are deemed incorporated herein in full; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrowers to pay the principal of and interest on this Note as herein provided.

     All agreements between the Borrowers and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Bank is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances the Bank should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Borrowers and the Bank.

     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrowers will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such reasonable attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of the Borrowers or any party to any instrument or agreement securing this Note, all as provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrowers hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESSES SPECIFIED IN THE CREDIT AGREEMENT. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, each of the undersigned have caused this Note to be signed in its respective corporate name and its respective corporate seal to be impressed hereon by a duly authorized officer as of the day and year first above written.

BORROWERS:

ELTRAX SYSTEMS, INC.


By: ______________________________
Its:______________________________


NORDATA, INC.


By: ______________________________
Its:______________________________


FOUR CORNERS TECHNOLOGY, INC.

By: ______________________________
Its:______________________________


ENCORE SYSTEMS, INC.


By: ______________________________
Its:______________________________


GLOBAL SYSTEMS AND SUPPORT, INC.


By: ______________________________
Its:______________________________


FIVE STAR SYSTEMS, INC.


By: ______________________________
Its:______________________________

                                   EXHIBIT F


                           COMMERCIAL PROMISSORY NOTE
                                  (Term Loan)
$4,000,000                                                 Boston, Massachusetts
                                                               September 9, 1998

     FOR VALUE RECEIVED, ELTRAX SYSTEMS, INC., a Minnesota corporation NORDATA, INC., a California corporation, FOUR CORNERS TECHNOLOGY, INC., an Arizona corporation, and ENCORE SYSTEMS, INC., GLOBAL SYSTEMS AND SUPPORT, INC., and FIVE STAR SYSTEMS, INC., each a Georgia corporation (collectively the "Borrowers"), hereby jointly and severally agree and promise to pay to the order of STATE STREET BANK AND TRUST COMPANY (the "Bank") the principal amount of Four Million Dollars ($4,000,000), such amount having been advanced to Borrowers under Section 2(b)(i) of the Credit Agreement dated as of September 9, 1998 by and between the Bank and the Borrowers (as amended or extended from time to time, the "Credit Agreement"), payable at the times and in the manner provided in the Credit Agreement, together with interest on the outstanding principal balance hereof from time to time and payments of Excess Cash Flow, each as provided in the Credit Agreement. All defined terms used herein have the meanings ascribed thereto in the Credit Agreement.

     The entire unpaid principal balance hereof and all unpaid interest hereon shall in all events be due and payable in full on the Maturity Date. Upon prepayment of this Note, the Borrowers shall pay a Prepayment Penalty to the Bank to the extent required under the Credit Agreement.

     Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest (compounded monthly and payable on demand in respect of overdue amounts) and fees or any other amounts payable under the Credit Agreement due to the Borrowers' failure to pay the same in full shall bear interest from and including the due date thereof until paid, at a rate per annum equal to two percent (2%) above the interest rate then applicable thereto, which interest shall be compounded daily and payable on demand.

     All payments under this Note shall be made to the Bank at 225 Franklin Street, Boston, Massachusetts 02110 (or at such other place as the Bank may designate to the Borrowers from time to time in writing) in lawful money of the United States of America in immediately available funds.

     This Note is the "Term Note" referred to in and is entitled to the benefits of the Credit Agreement (including Schedules thereto) and all other instruments evidencing and/or securing the indebtedness hereunder, which Credit Agreement and other instruments are hereby made part of this Note and are deemed incorporated herein in full; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrowers to pay the principal of and interest on this Note as herein provided.

     All agreements between the Borrowers and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Bank is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances the Bank should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Borrowers and the Bank.

     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrowers will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such reasonable attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of the Borrowers or any party to any instrument or agreement securing this Note, all as provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrowers hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH

SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESSES SPECIFIED IN THE CREDIT AGREEMENT. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

                         [continued on following page]

     IN WITNESS WHEREOF, each of the undersigned have caused this $4,000,000 Commercial Promissory Note (Term Loan) to be signed in its respective corporate name and its respective corporate seal to be impressed hereon by a duly authorized officer as of the day and year first above written.

BORROWERS:

                                ELTRAX SYSTEMS, INC.


By: ______________________________
Its:______________________________


NORDATA, INC.


By: ______________________________
Its:______________________________


FOUR CORNERS TECHNOLOGY, INC.

By: ______________________________
Its:______________________________


ENCORE SYSTEMS, INC.


By: ______________________________
Its:______________________________


GLOBAL SYSTEMS AND SUPPORT, INC.


By: ______________________________
Its:______________________________


FIVE STAR SYSTEMS, INC.

By: ______________________________
Its:______________________________

                                     EXHIBIT G


                                      [date]





State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
  Attn:  Frederick Epstein


Re:     SOLVENCY CERTIFICATE UNDER CREDIT AGREEMENT


Ladies and Gentlemen:

     Please refer to that certain Revolving Credit Agreement dated as of September 9, 1998 (the "Credit Agreement") by and among Eltrax Systems, Inc., Nordata, Inc., Four Corners Technology, Inc., Encore Systems, Inc., Global Systems and Support, Inc., Five Star Systems, Inc., and certain Borrowing Subsidiaries (as defined in Section 1 of the Credit Agreement), which may hereafter become parties to the Credit Agreement in accordance with the provisions of Section 6(u) thereto, and State Street Bank and Trust Company (the "Bank").

     This Certificate is delivered pursuant to Section 5(a)(ix) of the Credit Agreement, and has been duly executed by the President of the Borrower.

     The undersigned hereby certifies and represents to the Bank that, on a consolidated and consolidating basis, the undersigned is, and will be after the transactions contemplated by the loan documents, Solvent. As used herein, "Solvent" means: (a) the fair value of the property of such Person exceeds its total liabilities (including contingent liabilities); (b) the present fair sellable value of the assets of such Person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured; (c) such Person has not incurred and does not intend to incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (d) such Person is not engaged, and is not about to engage in business or transaction for which its property would constitute an unreasonably small capital.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate as an instrument under seal as of this ____ day of ___________________.


                              Borrower:_________________________________

                                    By:___________________________

                                   Its:___________________________

                                  EXHIBIT H

                                   FORM OF
                           INSTRUMENT OF ADHERENCE
                              (CREDIT AGREEMENT)


                      Dated as of _________________ , ______________

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of September 9, 1998 (as amended and in effect from time to time, the "Credit Agreement"), by and among Eltrax Systems, Inc., Nordata, Inc., Four Corners Technology, Inc., Encore Systems, Inc., Global Systems and Support, Inc., Five Star Systems, Inc., and such other Borrower Subsidiaries which are or may become Borrowers hereunder (collectively' the "Borrowers" and each individually a "Borrower") and State Street Bank and Trust Company, a Massachusetts trust company having a principal place of business at 225 Franklin Street, Boston, MA 02110 (the "Bank"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     The undersigned __________, a _________________ corporation, hereby agrees to become a Borrower under the Credit Agreement and to comply with and be bound by all of the terms, conditions and covenants thereof. Without limiting the generality of the preceding sentence, the undersigned agrees that it shall be jointly and severally liable, together with the Borrowers, for the payment and Performance of all obligations of the Borrowers under the Credit Agreement as supplemented hereby. Concurrently with the execution of this Instrument of Adherence, the undersigned has executed an original Promissory Note (a "Note") and agrees to be bound thereby as if it had been a party to said Note from the Closing Date.

The undersigned represents and warrants to the Bank that:

a.   it is a wholly-owned Subsidiary of [                   ];

     b. no provision of its charter, other incorporation papers, by-laws or stock prohibits the undersigned from making distributions to the Borrowers;

     c. it is capable of complying with and is in compliance with all of the provisions of the Credit Agreement;

     d. its chief executive office and principal place of business is located at ______________________________

                                                     ; and

     e.   its books and records are kept at _____________________.

     The undersigned hereby affirms that each of the representations and warranties set forth in Section 4 of the Credit Agreement is true and correct in all materials respects with respect to the undersigned as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date).

     The following documents shall be delivered to the Bank concurrently with this Instrument of Adherence:

        a.   a legal opinion of__________________________________ as to the legal, valid and binding nature of the Loan Documents, as supplemented hereby, with respect to the Borrowers, including, without limitation, the undersigned;

        b. copies, certified by a duly authorized officer of the undersigned to be true and complete as of the date hereof, of each of (i) the charter documents of the undersigned as in effect on the date hereof, (ii) the by-laws of the undersigned as in effect on the date hereof, (iii) the resolutions of the Board of Directors of the undersigned authorizing the execution and delivery of this Instrument of Adherence and the undersigned's performance of all of the transactions contemplated hereby, and (iv) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the undersigned's name and on its behalf, each of this Instrument of Adherence, the Note, and the other Loan Documents, any Loan Request, and to give notices and to take other action on its behalf under the Loan Documents;

        c. a certificate of the Secretary of State of ________________ of a recent date as to the undersigned's corporate existence, good standing and tax payment status;

        d. a Security Agreement and related Perfection Certificate in substantially the same form as Exhibit C to the Credit Agreement;

        e. UCC-1 financing statements and other documents and instruments necessary to perfect the Bank's security interest in all of the undersigned's assets; and

f.   such other documents as the Bank may reasonably request.

     This Instrument of Adherence shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of

Massachusetts.


                                       Very truly yours,




                                       By: ______________________________
                                       Name:_____________________________
                                       Title:____________________________

ACCEPTED AND AGREED:

STATE STREET BANK AND TRUST COMPANY


By: ______________________________
Name:_____________________________
Title:____________________________

                                    SCHEDULE 4(j)
                                    SUBSIDIARIES


Nordata, Inc.
2000 Town Center, Suite 690
Southfield, MI  48075

Four Corners Technology, Inc.
7802 Gray Road, Suite 500
Scottsdale, Arizona 85260

Encore Systems, Inc.
900 Circle 75 Parkway, Suite 1700
Atlanta, Georgia  30339

Global Systems and Support, Inc.
900 Circle 75 Parkway, Suite 1700
Atlanta, Georgia  30339

Five Star Systems, Inc.
900 Circle 75 Parkway, Suite 1700
Atlanta, Georgia  30339

                                   SCHEDULE 4(k)
                       SUBSIDIARY TRANSACTIONS WITH BORROWERS

The Subsidiaries and Eltrax engage in various ordinary course of business transactions with one another.

                                   SCHEDULE 4(o)
                                       TAXES

Encore Systems, Inc. recently paid the final assessments related to an audit of its 1991 - 1993 tax years.

                                   SCHEDULE 6(k)
                      BORROWERS' TRANSACTIONS WITH AFFILIATES

See Schedule 4(k)

                                    SCHEDULE 6(o)
                                    INDEBTEDNESS

Capitalized leases of Encore existing as of September 9, 1998 as reflected in the Borrower's Financials and trade payables.

                                   SCHEDULE 6(p)
                                       LIENS

See Schedule 6(o).